SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                           THE SPORTS AUTHORITY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:


________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:


________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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4)   Proposed maximum aggregate value of transaction:


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5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:


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     [_]  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                           THE SPORTS AUTHORITY, INC.
                             3383 North State Road 7
                          Ft. Lauderdale, Florida 33319

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 27, 1999
                    ----------------------------------------

To the Stockholders of
   THE SPORTS AUTHORITY, INC.

     Notice is hereby given that the Annual Meeting of Stockholders of The Sports Authority, Inc., a Delaware corporation (the "Company"), will be held at 9:00 a.m. on Thursday, May 27, 1999, at the Company's corporate headquarters located at 3383 North State Road 7, Fort Lauderdale, Florida 33319. Stockholders who desire to attend the Meeting should mark the appropriate box on the enclosed proxy. Persons who do not indicate attendance at the Meeting on the proxy will be required to present acceptable proof of stock ownership for admission to the Meeting.

     The Meeting will be held for the following purposes:

     1. To elect three Class II Directors of the Company, each to serve for a term of three years, and to elect one Class I Director to serve a term of two years;

     2. To act on a proposal to approve the amendment and restatement of the 1994 Stock Option Plan;

     3.   To act on a proposal to approve the Performance Unit Plan;

     4. To act on a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the 1999 fiscal year; and

     5. To transact such other business as may properly come before the Meeting.

     Only stockholders of record at the close of business on March 29, 1999 are entitled to notice of and to vote at the Meeting and at any and all adjournments or postponements thereof. A list of stockholders entitled to vote at the Meeting will be available for inspection at the office of the Secretary of the Company, 3383 North State Road 7, Fort Lauderdale, Florida for at least ten days prior to the Meeting, and will also be available for inspection at the Meeting.


                                           By Order of the Board of Directors,




Ft. Lauderdale, Florida                    FRANK W. BUBB
April 26, 1999                             Secretary


                             YOUR VOTE IS IMPORTANT

EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON, IF YOU SO DESIRE.

                           THE SPORTS AUTHORITY, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 27, 1999

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------


     This Proxy Statement is being mailed on or about April 23, 1999, and is furnished to the stockholders of The Sports Authority, Inc., a Delaware corporation (the "Company"), for the solicitation of proxies by the Board of Directors (the "Board") of the Company for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 9:00 a.m. on Thursday, May 27, 1999, at the Company's corporate headquarters located at 3383 North State Road 7, Fort Lauderdale, Florida 33319, and at any and all adjournments or postponements thereof. Action will be taken at the Meeting upon (i) the election of three Class II Directors to serve for a term of three years and to elect one Class I Director to serve a term of two years; (ii) a proposal to approve the amendment and restatement of the 1994 Stock Option Plan, (iii) a proposal to approve the Performance Unit Plan, and (iv) a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the Company's fiscal year ending January 23, 2000 (the "1999 fiscal year").


                       VOTING AND SOLICITATION OF PROXIES

     Only holders of record of the Company's common stock, par value $.01 per share ("Common Stock"), at the close of business on March 29, 1999 (the "Record Date") are entitled to notice of and to vote at the Meeting. At the Record Date, there were 31,899,431 shares of Common Stock ("Shares") outstanding. The presence, either in person or by proxy, of the holders of a majority of the Shares outstanding on the Record Date and entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. If a quorum is not present at the Meeting, the stockholders entitled to vote at the Meeting, present in person or by proxy, will have the power to adjourn the Meeting from time to time, without notice other than announcement at the Meeting, until a quorum is present or represented. At such adjourned Meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the Meeting as originally noticed. All abstentions and broker non-votes will be included as Shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Meeting.

     Each stockholder will be entitled to one vote per share, in person or by proxy, for each Share held in such stockholder's name as of the Record Date on any matter submitted to a vote of stockholders at the Meeting. Shares represented by properly executed proxies received in time for voting at the Meeting will, unless such proxy has previously been revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, the persons named in the accompanying proxy intend to vote all properly executed proxies received by them (i) FOR the election of the Board's nominees as Directors, (ii) FOR approval of the amendment and restatement of the 1994 Stock Option Plan, (iii) FOR approval of the Performance Unit Plan, and (iv) FOR the ratification of Ernst & Young LLP as the Company's independent public accountants for the 1999 fiscal year. No business other than as set forth in the accompanying Notice of Annual Meeting is expected to come before the Meeting, but should any other matter requiring a vote of stockholders be properly brought before the Meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their best judgment.

     Execution of the enclosed proxy will not prevent a stockholder from attending the Meeting and voting in person. Any proxy may be revoked at any time prior to the exercise thereof by delivering in a timely manner a written revocation or a new proxy bearing a later date to the Secretary of the Company, 3383 North State Road 7, Fort Lauderdale, Florida 33319, or by attending the Meeting and voting in person. Attendance at the Meeting will not, however, in and of itself constitute a revocation of a proxy.

     This solicitation is being made by the Board and its cost will be borne by the Company. Solicitation will be made by mail, and may be made personally or by telephone by officers and other employees of the Company who will not receive additional compensation for such solicitation. In addition, the Company has retained Corporate Investor Communications, Inc. to aid in the solicitation of proxies for a fee of $5,000. The Company will reimburse banks, brokerage firms, voting trustees and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of Shares.

     For information with respect to advance notice requirements applicable to stockholders who wish to propose any matter for consideration or nominate any person for election as a Director at an annual meeting, see "Stockholder Proposals and Nominations" on page 24.


                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     The Board is divided into three classes, designated Class I, Class II and Class III, each serving three-year terms. The Company's Certificate of Incorporation requires that such classes be as nearly equal in number of Directors as possible. There are currently eight Directors, of whom two are in Class I, three are in Class II and three are in Class III.

     The terms of the Company's three current Class II Directors, Nicholas Buoniconti, Cynthia Cohen and Steve Dougherty, expire at the Meeting. Ms. Cohen was elected to the Board effective December 1, 1998 to fill a vacancy created by the resignation in August 1998 by Harold Toppel. At the Meeting, three Class II Directors are to be elected to serve three-year terms commencing at the Meeting and ending in 2002 or until their respective successors are elected and qualified or until their earlier death, resignation or removal. Each of the current Class II Directors is being nominated by the Board to serve again as a Class II Director.

     Of the four Class I Directors elected by the stockholders at the 1998 Meeting, two have resigned. W. Mitt Romney resigned in March 1999 to devote his full attention to his new role as President and Chief Executive Officer of the Salt Lake Organizing Committee for the Olympic Winter Games of 2002. Jack A. Smith resigned in April 1999 to devote full time to other interests, and in connection therewith entered into an agreement with the Company which is described under "Employment and Severence Agreements" on page 11. Mr. Smith founded the Company in 1987, served as its Chief Executive Officer until September 15, 1998 and served as its Chairman until his resignation. The Board has nominated Charles H. Moore to serve as a Class I Director to fill one vacancy and has reduced the number of Class I Director positions to three. The additional Class I Director is to be elected to serve a two-year term commencing at the Meeting and ending in 2001 or until his successor is elected and qualified or until his earlier death, resignation or removal.

     Each of the four nominees has consented to serve as a Director if elected at the Meeting and, to the best knowledge of the Board, each of such nominees is and will be able to serve if so elected. If any such nominee is unavailable to stand for election at the Meeting, the persons named in the accompanying proxy intend to vote for such other person, if any, as may be designated by the Board, in the place of any nominee unable to serve.

     The Board recommends that stockholders vote "FOR" the Company's nominees as Directors. The election of the Directors nominated will require the affirmative vote of a plurality of the Shares represented and voting in person or by proxy and entitled to vote at the Meeting. Abstentions and broker non-votes will not be counted as votes cast in connection with determining the plurality required to elect a Director and will have no effect on the outcome of that vote.

     Set forth below is a brief biography of each nominee and of all other Directors who will continue in office after the Meeting.


                   NOMINEES FOR ELECTION AS CLASS II DIRECTORS


                              Term Expiring in 2002

     Nicholas A. Buoniconti, age 58. Mr. Buoniconti has served as a Director of the Company since January 1996. Mr. Buoniconti serves as a national spokesman and fundraiser for The Miami Project to Cure Paralysis, as co-host of "Inside the NFL" on the HBO cable network, and as a consultant to Columbia Laboratories (pharmaceutical research and development), after having served as Vice Chairman, Chief Operating Officer and a director of that company from 1992 through 1998. Mr. Buoniconti is also a director of American Bankers Insurance Group (insurance).

     Cynthia R. Cohen, age 46. Ms. Cohen has served as a Director of the Company since December 1998. She is the founder of Strategic Mindshare, a strategic management consulting firm serving the retail, distribution, and commercial development industries, and has served as its President since the company's inception in 1990. Prior to that, Ms. Cohen was a partner in management consulting with Deloitte & Touche. Ms. Cohen is a director of Loehmann's (a clothing retailer) and Office Depot (an office supply retailer). In addition, Ms. Cohen serves on the Executive Advisory Board for the Center for Retailing Education at the University of Florida and is a director of the New World Symphony.

     Steve Dougherty, age 51. Mr. Dougherty has served as a Director of the Company since March 1995. Mr. Dougherty is currently President, General Partner and a director of SLD Properties, Inc., a real estate concern based in Boca Raton, Florida, a position he has held since January 1993. Mr. Dougherty co-founded Office Depot, Inc., an office supply superstore retailer, and Mr. How Warehouse, a retail home improvement chain. He served as President, Chief Operating Officer and a director of Office Depot from March 1986 until his retirement in July 1990 and prior thereto served as an executive officer and a director of Mr. How Warehouse.


                   NOMINEE FOR ELECTION AS A CLASS I DIRECTOR


                              Term Expiring in 2001

     Charles H. Moore, age 69. Mr. Moore is the Director of Athletics at Cornell University, a position he has held since 1994. Mr. Moore has also served as the Chairman and Chief Executive Officer of Xpander Pak, Inc., a manufacturer of protective packaging, since 1992. Previously, Mr. Moore served as Executive Vice President of Illinois Tool Works, Inc. in 1991 and 1992, and as President and Chief Executive Officer of Ransburg Corporation from 1988 to 1992. Mr. Moore is a director of Turner Corporation (construction) and Elcotel, Inc. (telecommunications). In addition, Mr. Moore serves as the President of the Intercollegiate Association of Amateur Athletics of America (the IC4A); as a Public Sector Director of the United States Olympic Committee and as Chairman of that organization's Audit Committee; as a Governor of the National Art Museum of Sport, of which he is the former Chairman and Chief Executive Officer; and as a Regent of Mercersburg Academy.


                           INCUMBENT CLASS I DIRECTORS


                              Term Expiring in 2001

     Julius W. Erving, age 49. Mr. Erving has served as a Director of the Company since May 1997. Since June 1997, Mr. Erving has served as Vice President of RDV Sports and as Executive Vice President of its division, the Orlando Magic Basketball Club. Mr. Erving engages in various product endorsements and promotions, which are managed by the Erving Group, Inc., of which he is the founder and President, a position he has held since 1979. Mr. Erving is a director of Converse, Inc. (athletic shoes), Saks Holdings Inc. (retail department stores), Darden Restaurants, Inc. and Clark Atlanta University.

     Martin E. Hanaka, age 49. Mr. Hanaka was elected as Vice Chairman and as a Director of the Company in February 1998, and was elected as Chief Executive Officer on September 15, 1998. From August 1994 until October 1997, Mr. Hanaka served as President and Chief Operating Officer and a director of Staples, Inc., an office supply superstore retailer. Mr. Hanaka's extensive retail career has included serving as Executive Vice President of Marketing and as President and Chief Operating Officer of Lechmere, Inc. from September 1992 through July 1994, and serving in various capacities for 20 years at Sears Roebuck & Co., most recently as Vice President in charge of Sears Brand Central. Mr. Hanaka is also a director of Wil-Mar Industries, Inc. (marketing and distributing repair and maintenance products), Trans-World Entertainment (movie and video retail chain under several brands) and Nature's Heartland (food retailing).

                          INCUMBENT CLASS III DIRECTORS


                              Term Expiring in 2000

     A. David Brown, age 56. Mr. Brown has served as a Director of the Company since December 1998. Mr.Brown has served as the Managing Director of Pendleton James Associates since May 1997, after having served as Vice President of the Worldwide Retail/Fashion Specialty Practice at Korn/Ferry International from June 1994 to May 1997, as Senior Vice President for Human Resources at R. H. Macy & Co. from 1983 to June 1994, and as a director of R. H. Macy & Co. from 1987 to 1992. Mr. Brown also is a director of Zale Corporation (a jewelry retailer), and Selective Insurance Group, Inc. (insurance). Mr. Brown is also a member of the Board of Trustees of Drew University.

     Carol Farmer, age 54. Ms. Farmer has served as a Director of the Company since January 1995. She is the founder of Carol Farmer Associates, Inc., a trend forecasting and retail consulting firm, and has served as its President since the company's inception in 1984. Prior to that, Ms. Farmer was Executive Vice President of Lerner Stores and Vice President of American Can Company (now
Primerica). She is also a director of The Lowes Companies, Inc. (home improvement retailing).

     Jack F. Kemp, age 63. Mr. Kemp has served as a Director of the Company since March 1997. Mr. Kemp was the Republican Party's candidate for Vice President of the United States in the 1996 general election. Mr.Kemp is a co-director of Empower America, a public policy and advocacy organization he co-founded in 1993. Prior to founding Empower America, he served for four years as Secretary of Housing and Urban Development. From 1971 to 1989, Mr. Kemp represented the Buffalo and western New York area in the United States House of Representatives, and for seven of those years he served as Chairman of the House Republican Conference. Mr.Kemp is also a director of American Bankers Insurance Group (insurance), Oracle Corporation (software), Everen Capital Corporation (securities brokerage), and Carson, Inc. (ethnic personal care products).


Board of Directors Meetings and Committees

     During the fiscal year ended January 24, 1999 (the "1998 fiscal year") the Board held seven Board meetings and the committees of the Board held a total of nine meetings. The membership and functions of the committees of the Board are as follows.

     The Audit Committee was established for the purpose of reviewing and making recommendations regarding the Company's engagement of independent public accountants, the annual audit of the Company's financial statements and the Company's internal controls, accounting practices and policies. The Audit Committee held three meetings during the 1998 fiscal year. The current Directors on the Audit Committee are Messrs. Dougherty (Chair), Kemp and Brown.

     The Compensation Committee was established for the purpose of determining the nature and amount of compensation for executive officers of the Company. The Compensation Committee also administers certain of the Company's employee benefit plans. The Compensation Committee held five meetings during the 1998 fiscal year. The current Directors who served on the Compensation Committee during the 1998 fiscal year are Ms.Cohen (Chair), Mr. Buoniconti and Ms. Farmer.

     In November 1998, the Board combined its Governance and Nominating Committees into the Governance Committee. Prior to November 1998, the Governance Committee, which had been established for the purpose of considering issues relating to the governance of the Board and other matters prescribed by the Board, consisted of all outside Directors. The Nominating Committee, which had been established for the purpose of nominating individuals for election as Directors by the Company's stockholders, consisted of the following Directors currently on the Board: Messrs. Buoniconti and Erving. The Governance Committee held one meeting during the 1998 fiscal year. The current Directors on the Governance Committee are Ms. Farmer (Chair) and Messrs. Buoniconti and Erving.

     The Executive Committee was established for the purpose of acting in the stead of the entire Board during the periods between regular Board meetings. The Board has delegated to the Executive Committee the power to act in lieu of and with the powers and authority granted to the Board in the management and direction of the Company, except as may be limited by Delaware General Corporation Law. The Executive Committee held no meetings during the 1998 fiscal year. Prior to November 1998, the Executive Committee consisted of Mr. Smith and all outside Directors. The current Directors on the Executive Committee are Messrs. Hanaka (Chair) and Dougherty.

     During the 1998 fiscal year, all of the Directors attended more than 75% of the meetings of the Board and the committees on which they served, except Mr. Erving, who missed three of eight meetings, and Mr. Kemp, who missed five of ten meetings.


Compensation of Directors

     Each Director who is neither an employee nor a former employee of the Company (an "outside Director") receives an annual retainer and meeting fees. On February 1, 1999, the Board amended the Director Stock Plan (the "Plan") and on April 1, 1999, the Board approved changes in the annual retainer and meeting fees and the method of paying them. The changes are effective for the Plan's plan year beginning on the day after the Meeting. In addition, on February 1, 1999, the Compensation Committee, acting under the Director Stock Plan as amended on that date, granted an option to purchase 3,600 Shares at $4.0625 per share, the closing price of the Shares on the preceding business day, to each outside Director who served on the Board during 1998, Messrs. Buoniconti, Dougherty, Erving and Kemp, and Ms. Farmer, as compensation for their attendance at several special meetings and availability for consultation on merger activities and management changes during that period. Under the Plan as in effect through the day of the meeting, each outside Director receives his or her entire annual retainer for the plan year in the form of restricted Shares valued at $25,000 on the first day of the plan year, unless the Director elects in advance to receive his or her retainer in the form of options to purchase Shares ("Options") at their fair market value on the first day of the plan year. The restrictions on restricted Shares lapse on the earlier of the end of the plan year or proportionally on the date the grantee ceases being a Director, in which case the remaining restricted Shares are forfeited. The Options, which are nonqualified stock options under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), become exercisable at the end of the plan year for which they are granted and terminate on the earlier of ten years after the date of grant or three months after the grantee ceases being a Director. If a grantee ceases being a Director due to death or disability, or if a change in control of the Company occurs, the restrictions on the restricted Shares will lapse and the Options will be fully vested and exercisable. No outside Director elected to receive Options for the plan year which began in May 1998.

     In addition, under the Plan as in effect through the day of the meeting, each outside Director receives $1,000 worth of unrestricted Shares for each Board meeting attended and $500 worth of unrestricted Shares for each Committee meeting attended, paid at the end of the calendar quarter in which the meetings occurred. No Shares granted or purchased under the Plan may be sold until at least six months after the date of grant or purchase.

     Effective with the plan year beginning on the day after the Meeting, each outside Director will receive an annual retainer payable in the form of restricted Shares valued at $25,000 in the manner described above, and a grant of options to purchase 1,500 Shares. The alternative of electing to receive Options in lieu of restricted stock has been eliminated. In addition, each outside Director who serves as chair of a Board committee will receive an additional retainer payable in the form of restricted Shares valued at $2,500 in the manner described above. Finally, each outside Director will receive the following meeting fees payable in cash: $2,500 for each Board meeting attended in person, $500 for each Board meeting attended telephonically, and $500 for each committee meeting attended.

                             EXECUTIVE COMPENSATION


Compensation Committee Report on Executive Compensation

     The Compensation Committee (the "Committee") is composed of three independent, non-employee Directors who have no "interlocking" relationships as defined by the Securities and Exchange Commission. The Committee's goal is to ensure the establishment and administration of executive compensation policies and practices that will enable the Company to attract, retain and motivate the management talent necessary to achieve the Company's goals and objectives.

     The Committee's executive compensation philosophy includes the following considerations:

     o A competitive mix of short-term (base salary and annual incentive bonus) and long-term (stock options and restricted stock) compensation opportunities which facilitate the Company's ability to attract and retain executive talent;

     o An emphasis on total cash compensation wherein base salaries generally reflect competitive industry levels and, when combined with annual incentive bonus opportunities, may produce total compensation at or above competitive levels if performance against predetermined objectives exceeds expectations;

     o Share ownership opportunities that align the interests of Company executives with the long term interests of stockholders; and

     o Recognition that, as an executive's level of responsibility increases, a greater portion of the total compensation opportunity should be based upon Share ownership and other incentives and less upon base salary.

     The primary components of the Company's 1998 executive compensation program are: (a) base salary; (b) annual cash incentive opportunities provided through the Annual Incentive Bonus Plan; and (c) long-term incentive opportunities provided through the grant of stock options and restricted stock. Each of these components is discussed separately in this report.

     In determining 1998 compensation, the Committee compared total cash compensation levels for executive officers to compensation paid to executives at other retail companies with annual sales between $1 billion and $3 billion. The companies chosen for compensation comparisons in the most recent competitive study are not the same companies that comprise the published industry index in the stock price performance graph shown in "Comparative Stockholder Return" on page 13. The Committee believes that the most direct competitors for executive talent are not necessarily all of the companies that would be included in a published industry index for comparing total stockholder returns.

Base Salary. Base salaries for Company executive officers are subject to annual review and adjustment on the basis of individual and Company performance, level of responsibility and competitive, inflationary, and internal equity considerations. The Committee generally attempts to set base salaries of executive officers at a level which is proximate to the "market" rate, as that rate is determined from information gathered from published surveys and independent compensation consulting firms. With respect to the $666,750 base salary established for Mr. Smith in March 1998 (a 5% increase from his previous base salary determined in March 1997), the Committee took into account the factors described above. When Martin Hanaka was hired as the Company's Vice Chairman on February 1, 1998, his base salary was set at $500,000, and when he became Chief Executive Officer on September 15, 1998, his base salary was raised to $666,750 for the period through February 1, 2000. The Committee took into account the factors described above and Mr. Hanaka's responsibilities in setting these base salary levels.

Annual Cash Incentives. Under the Company's Annual Incentive Bonus Plan (the "Bonus Plan"), which is administered by the Committee, executive officers and certain other employees are eligible to receive cash bonuses based upon the Company's attainment of specific performance goals. The performance goals may be different from year to year, and expressed in either quantitative and/or qualitative terms, and to the extent applicable, performance against these goals must be determined in accordance with generally accepted accounting principles and reported upon by the Company's independent public accountants. Target incentive bonus opportunities are established at the beginning of the fiscal year for each executive officer and expressed as a percentage of the executive officer's competitive salary range midpoint. The Bonus Plan requires that a threshold level of performance be established, below which no bonus award would be made, levels of performance at which specified percentages of the target bonus would be paid, and a maximum level of performance above which no additional bonus would be paid. The Bonus Plan specifies that the maximum bonus payable to the Chief Executive Officer of the Company is limited to three times the salary range midpoint for the position. All other executive officers are limited to a maximum bonus payment of two times their salary range midpoint.

     The Bonus Plan is coordinated with the 1996 Stock Option and Restricted Stock Plan (the "1996 Stock Plan") to enable the Company's executives to elect in advance to forego a portion of their cash bonuses and to receive stock options in lieu thereof. If the proposal to amend and restate the 1994 Stock Option Plan (see page 17) is approved, the Company's executives would also be able to receive stock options under that plan in lieu of a portion of their cash bonuses. See "Long-Term Incentives" below.

     For the 1998 fiscal year, the Company's performance fell short of the threshold level of performance and, as a result, no bonuses were paid to any of the Company's executives.

Long-Term Incentives. The Company intends to foster an ownership culture that will encourage superior performance by its executives. Both the 1994 Stock Option Plan and the 1996 Stock Plan are intended to align the executive's interests with the long-term interests of the Company's stockholders by providing incentives that focus attention on managing the Company from the perspective of an owner. As noted on page 17, the Board is seeking stockholder approval of the amendment and restatement of the 1994 Stock Option Plan primarily in order to enable options granted under it to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code, as amended ("Section 162(m)"), so that the plan would again be available for option grants to the Company's executives.

     Both Plans provide for the grant at fair market value of stock options with such vesting and exercise periods as the Committee may determine. In determining the number of Shares in a stock option grant, the Committee takes into consideration the individual's performance, the level of his or her position, as well as the individual's present and potential contribution to the success of the Company. The Committee intends to make periodic grants of stock options to the Company's management personnel including its executive officers. The 1996 Stock Plan also provides for the grant of restricted Shares.

     In addition, to encourage further equity ownership by its executives at the Vice President level and higher, the 1996 Stock Plan provides for the grant of bonus replacement options, under which these executives may elect in advance to forego a portion of their annual cash bonuses under the Bonus Plan and to receive options to purchase Shares at their fair market value on the date of grant, which is the same date the Committee determines bonuses under the Bonus Plan. Since no bonuses were granted to the Company's executives for the 1998 fiscal year, no bonus replacement options were granted.

     Finally, the Board has adopted a Performance Unit Plan for years beginning with fiscal 1999, subject to stockholder approval, as discussed beginning on page 20. The Committee's reasons for supporting the Performance Unit Plan are contained in that discussion.


Policy with Respect to the $1 Million Deduction Limit. Section 162(m) generally limits the corporate deduction for compensation paid to executive officers named in the proxy statement to $1 million, unless certain requirements are met. The Committee intends to consider carefully any plan or compensation arrangement that would result in the disallowance of compensation deductions. It will use its best judgment in such cases, however, taking all factors into account, including the materiality of any deductions that may be lost. In the exercise of that judgment, the Committee granted options to purchase 50,000 Shares to Mr. Hanaka outside of any previously approved stock option plan in November 1998, as additional compensation for his having become Chief Executive Officer on September 15, 1998.

                                    Cynthia Cohen (Chair)
                                    Nicholas Buoniconti
                                    Carol Farmer

Executive Compensation for Last Three Fiscal Years

     The following table shows the compensation for each of the last three fiscal years awarded to, earned by or paid to those persons who, for the 1998 fiscal year, (i) served as Chief Executive Officer of the Company at any time during the year, (ii) were executive officers at the end of the 1998 fiscal year and whose annual compensation during the 1998 fiscal year exceeded $100,000, and
(iii) served as executive officers during 1998 fiscal year and who would have been included in this table as an executive officer if they had been serving in such capacity at the end of the 1998 fiscal year.


                           Summary Compensation Table

                                             Annual Compensation       Long-Term Compensation
                                            ---------------------      -----------------------
                                                                                       Shares
                                Fiscal                                 Restricted    Underlying      All Other
Name and Principal Position      Year       Salary          Bonus     Stock Awards   Options(#)   Compensation(8)
--------------------             -----      ------         ------      ----------     --------      -----------
Jack A. Smith (1) .............  1998     $534,881(1)        $-0-           $-0-      100,000      $332,494(1)
   Chairman of the Board         1997      635,000            -0-            -0-       35,000        20,938
   and Chief Executive           1996      550,000        396,710(5)   1,335,000(6)    67,500(5)     24,710
   Officer

Martin E. Hanaka (2) ..........  1998      550,671            -0-        618,750(7)   350,000           -0-
   Vice Chairman
   And Chief Executive
   Officer

Richard J. Lynch, Jr. (3) .....  1998      308,416(3)         -0-            -0-       20,000       181,129(3)
   President and Chief           1997      375,000            -0-            -0-       20,000        15,237
   Operating Officer             1996      325,000        230,368(5)         -0-       40,000(5)     13,691

Robert J. Timinski (4) ........  1998      230,877            -0-            -0-       15,000       109,662(4)
   Executive Vice President      1997      250,000            -0-            -0-       10,000         9,184
   and Chief Merchandising       1996      220,000        184,383(5)         -0-       19,200(5)      6,459
   Officer

Anthony F. Crudele ............  1998      198,692            -0-            -0-        7,000         9,190
   Senior Vice President         1997      180,000            -0-            -0-        7,000         4,736
   and Chief Financial           1996      160,000        105,609(5)         -0-       14,307(5)      6,180
   Officer

Samuel G. Allen ...............  1998      189,000            -0-            -0-        7,000         6,928
   International                 1997      180,000            -0-            -0-        7,000         2,605
   President                     1996      160,000        104,484(5)         -0-       15,445(5)        -0-

----------
(1) Mr. Smith served as Chief Executive Officer until September 15, 1998, at which time his employment terminated. See "Employment and Severance
     Agreements" on page 11 for a description of the termination agreement between the Company and Mr. Smith pursuant to which he received severance payments totalling $311,308 in the 1998 fiscal year.

(2) Mr. Hanaka became Vice Chairman on February 2, 1998 and became Chief Executive Officer on September 15, 1998.

(3) Mr. Lynch's employment terminated on September 28, 1998. See "Employment and Severance Agreements" on page 11 for a description of the termination agreement between the Company and Mr. Lynch pursuant to which he received severance payments totalling $176,662 in the 1998 fiscal year.

(4) Mr. Timinski's employment terminated on October 21, 1998. See "Employment and Severance Agreements" on page 11 for a description of the termination agreement between the Company and Mr. Timinski pursuant to which he received severance payments totalling $99,462 in the 1998 fiscal year.

(5) The amount of the 1996 bonus shown is the amount of cash paid in March 1997. Each of these executive officers elected in advance to forego a portion of his 1996 bonus and to receive an option to purchase Shares in lieu thereof under the 1996 Stock Plan. See the discussion of bonus replacement options in the Compensation Committee Report on page 6. The option exercise price is $19.25 per share, the fair market value of a Share on the date of grant, and the amount of bonus foregone in exchange for an option to purchase one Share was $4.71.

     The amount of bonus foregone by each such executive officer, which is excluded from the 1996 bonus shown in the table, and the number of Shares underlying options granted in lieu thereof, which is included in the number of Shares underlying options shown in the table, are as follows: Mr. Smith, $70,650 and 15,000 Shares; Mr. Lynch, $47,100 and 10,000 Shares; Mr.
     Timinski, $28,260 and 6,000 Shares; Mr. Crudele, $24,996 and 5,307 Shares; and Mr. Allen $26,121 and 5,545 Shares.

(6) This amount represents the value of the 66,750 restricted Shares granted to Mr. Smith under the 1996 Stock Plan on May 30, 1996. These restricted Shares have fully vested, as described under "Employment and Severance Agreements" on page 11. Restricted Shares receive dividends at the same rate as all other Shares. As of January 24, 1999, the value (based on the closing price of the Shares of $4.5625 on that date) of these 66,750 restricted Shares was $304,547.

(7) This amount represents the value of the 50,000 restricted Shares granted to Mr. Hanaka under the 1996 Stock Plan on February 2, 1998 which vest on February 2, 2001. As of January 24, 1999, the value (based on the closing price of the Shares of $4.5625 on that date) of these 50,000 restricted Shares was $228,125.

(8) "All Other Compensation" in the 1998 fiscal year includes the severance payments described in notes (1), (3) and (4), with the remaining amounts consisting of Company contributions credited under the 401(k) Savings and Profit Sharing Plan and the Supplemental 401(k) Savings and Profit Sharing Plan.

Stock Options

     The following table sets forth certain information with respect to stock options granted during the 1998 fiscal year to the executive officers named in the Summary Compensation Table on page 8. These option grants are also included under the heading "Shares Underlying Options" in that table. The hypothetical realizable values for each option grant are shown based on compound annual rates of Share price appreciation of 0%, 5% and 10% from the grant date to the expiration date for each option. The assumed rates of appreciation are for illustration purposes only and are not intended to predict future Share prices, which will depend upon market conditions and the Company's future performance and prospects.


                  Stock Options Granted in the 1998 Fiscal Year

                                                                                   Potential Realizable
                                      % of Total                                     Value at Assumed
                                        Number                                         Annual Rates
                           Number of  of Options                                      of Share Price
                            Shares    Granted to                                       Appreciation
                          Underlying  Employees    Exercise                         For Option Term ($)
                            Options     in 1998      Price   Expiration    ----------------------------------
Name                      Granted(1)  Fiscal Year  ($/Share)    Date        0%          5%             10%
----                       --------    --------     -------   --------     ----     -----------    ----------
Jack A. Smith .............  35,000     2.66%       $10.75     9/15/01(2)   -0-      $73,089(2)      $156,233(2)
                             65,000     4.95%        15.81     9/15/01(2)   -0-      199,659(2)       426,785(2)
Martin E. Hanaka .......... 250,000    19.02%        12.38      2/2/08      -0-    1,945,643        4,930,641
                            100,000     7.61%         7.13    11/17/08      -0-      448,087        1,135,542
Richard J. Lynch, Jr. .....  20,000     1.52%        10.75     9/28/02(2)   -0-       55,069(2)       120,824(2)
Robert Timinski ...........  15,000     1.14%        10.75      2/1/00(2)   -0-       16,528(2)        33,863(2)
Anthony F. Crudele ........   7,000      .53%        10.75     1/28/08      -0-       47,324          119,929
Samuel G. Allen ...........   7,000      .53%        10.75     1/28/08      -0-       47,324          119,929

----------

(1) All options granted in the 1998 fiscal year are exercisable at a price equal to the fair market value of a Share on the date of grant. All such options become exercisable January 28, 2001 if the executive remains in the employ of the Company through that date, except that Mr. Smith's options became exercisable on September 15,1998, Mr. Lynch's options are scheduled to become exercisable on September 28, 1999 (subject to certain conditions), and Mr. Timinski's options are scheduled to become exercisable on November 1, 1999 (subject to certain conditions). See "Employment and Severance Agreements" on page 11. Exercisability is accelerated upon death, total and permanent disability, a change in control of the Company, or termination of employment after the executive reaches age 65 and has ten years of employment.

(2) The expiration dates and potential realizable values shown for Messrs. Smith, Lynch and Timinski reflect the terms of their respective termination agreements. See "Employment and Severance Agreements" on page 11.

     The following table shows for the executive officers named in the Summary Compensation Table on page 8 the number and value of all stock options exercised during the 1998 fiscal year and the stock options held at the end of the fiscal year.

             Aggregated Option Exercises in the 1998 Fiscal Year and
                          Fiscal Year-End Option Values

                                                              Number of Shares     Underlying Value of Unexercised
                                   Shares                    Unexercised Options        In-the-Money Options
                                 Acquired on    Value    at End of 1998 Fiscal Year  at End of 1998 Fiscal Year
Name                              Exercise    Realized    Exercisable/Unexercisable Exercisable/Unexercisable(1)
----                              --------    --------    ------------------------- ----------------------------
Jack A. Smith ....................   -0-         -0-          390,936/-0-(2)                  $-0-/$-0-
Martin E. Hanaka .................   -0-         -0-              -0-/350,000                  -0-/-0-
Richard J. Lynch, Jr. ............   -0-         -0-          141,032/40,000                   -0-/-0-
Robert J. Timinski ...............   -0-         -0-           65,509/38,200                   -0-/-0-
Anthony F. Crudele ...............   -0-         -0-           28,197/23,000                   -0-/-0-
Samuel G. Allen ..................   -0-         -0-           14,545/23,900                   -0-/-0-

-----------
(1) Calculated based on the closing price of the Shares of $4.5625 on January 24, 1999, less the option exercise price.

(2)  See "Employment and Severance Agreements" on page 11.

Retirement Benefits

     The Company has an unfunded Supplemental Executive Retirement Plan for its senior executives, including the executives named in the Summary Compensation Table on page 8. Under the plan, Messrs. Smith and Lynch are entitled to receive a monthly benefit starting at age 65 of $2,220 and $372, respectively, in respect of their service while the Company was a wholly-owned subsidiary of Kmart Corporation. In addition, the following table shows the annual retirement benefits that a plan participant (other than Mr. Smith), would receive without offset for Social Security or other benefits for a period of twenty years, assuming he or she had retired at age 65 with twenty years of service effective February 1, 1999.


                               Pension Plan Table


                           Annual Retirement Benefits
                              Years of Service (1)

           Average Final
          Compensation(2)             5                  10                  15                      20
           ------------            -------            --------            --------                --------
             $200,000             $17,500              $35,000             $52,500                 $70,000
              300,000              26,250               52,500              78,750                 105,000
              400,000              35,000               70,000             105,000                 140,000
              500,000              43,750               87,500             131,250                 175,000
              600,000              52,500              105,000             157,500                 210,000

----------
(1) For purposes of calculating years of service, only the period after June 1990 during which the executive served at the level of Vice President or higher is included. No more than twenty years of service is used to calculate retirement benefits. As of February 1, 1999, Messrs. Lynch, Crudele and Allen had 9, 8 and 4 years of service, respectively, as defined in the plan.

(2) Average final compensation under the plan is the average of compensation for the three complete calendar years out of the executive's last five complete calendar years of service during which his or her compensation was highest. Compensation includes base salary and annual bonus (including the amount of bonus foregone in exchange for bonus replacement options) in the year received.

Employment and Severance Agreements

     The Company has entered into employment agreements with Mr. Smith and Mr. Hanaka, and has entered into severance or change in control agreements with each of the other executives named in the Summary Compensation Table on page 8. In connection with the termination of the employment of each of Messrs. Smith, Lynch and Timinski, the Company also entered into termination agreements with each of them. Each of these agreements is described below.

   Jack A. Smith

     The Company entered into an employment agreement with Mr. Smith on August 29, 1996, which required him to continue to render services for the Company as its Chief Executive Officer until June 30, 2000, subject to the provisions of the agreement. The agreement provides that, if Mr. Smith's employment is terminated other than for cause (as defined in the agreement) or is terminated by death, the Company will pay Mr. Smith (or his estate) through June 30, 2000 monthly payments equal to his monthly base salary at the time of termination (which was at the annual rate of $666,750), plus one-twelfth of the "on plan" bonus amount targeted for him under the Bonus Plan for the fiscal year in which termination occurs (which target bonus amount was $345,000), and will provide certain medical and dental benefits for Mr. Smith and his wife. In addition, the agreement provides that all of Mr. Smith's unvested stock options, restricted Shares and restricted share units granted under the Management Stock Purchase Plan (but not the restricted Shares granted under the 1996 Stock Plan) would vest on the termination of his employment. The agreement also provided that, if Mr. Smith had terminated his employment between March 31, 1997 and June 30, 2000, he would have received the benefits described above, except that the period during which payments in respect of salary and bonus would have been payable could not exceed one year and the unvested restricted Shares and restricted share units would not vest on termination. The agreement also provided that, if there had been a change in control (as defined in the agreement) of the Company while Mr. Smith was employed, and if Mr. Smith's employment had been terminated (i) by the Company other than for cause (as defined in the agreement), (ii) at his election for good reason (as defined in the agreement), or (iii) by his death, in each case within two years after the change in control, the Company would pay Mr. Smith a lump sum cash payment equal to 2.99 times the sum of his annual rate of base salary at the time of termination or immediately prior to the change in control, whichever is greater, and the "on plan" bonus amount targeted for him under the Bonus Plan for the fiscal year of such termination or the fiscal year immediately prior to the change in control, whichever bonus amount is greater. Finally, the agreement obligates Mr. Smith not to compete against the Company, solicit its employees or disclose confidential information about the Company before June 30, 2000.

     Mr. Smith's employment terminated on September 15, 1998, at which time Mr. Smith retained the role of Chairman of the Board and Mr. Hanaka became Chief Executive Officer. In connection with this termination, the Company and Mr. Smith entered into an agreement pursuant to which the Company agreed that the 16,687 restricted Shares scheduled to vest in June 1999 and the 16,688 restricted Shares scheduled to vest in June 2000 would not be forfeited unless the Compensation Committee determines that Mr. Smith has not fulfilled his obligations under his employment agreement. Such restricted Shares were restricted from transfer until June 2000. In Mr. Smith's termination agreement, the Company also agreed to pay his reasonable expenses of leasing and operating an office until June 30, 2000 to enable him to discharge his duties as Chairman of the Board.

     In connection with his resignation as a Director on April 16, 1999, the Company and Mr. Smith entered into an agreement terminating the abovementioned agreements. Pursuant to the April 1999 agreement, the Company paid Mr. Smith $525,000 in full satisfaction of the remaining amounts owed to him under the abovementioned agreements, the Company fully vested Mr. Smith's remaining 33,375 unvested restricted Shares (valued at $269,086 as of April 14, 1999) and removed the restriction on transfer on all 66,750 restricted Shares, Mr. Smith agreed not to compete against the Company, and the Company and Mr.Smith executed mutual general releases.

   Martin E. Hanaka

     The Company entered into an employment agreement with Mr. Hanaka on February 2, 1998. The agreement provided for the base salary, stock option grant and restricted stock grant described above, as well as the reimbursement of reasonable expenses for temporary living in South Florida, commuting and relocation. In addition, it provided that Mr. Hanaka would become a Director on the date of the agreement, that certain executive responsibilities would be transitioned to him over the course of the year, and that he would become Chief Executive Officer on February 1, 1999 if he was still employed by the Company. During 1998, Mr. Hanaka assumed responsibility for real estate in May, operations in June, merchandising and marketing in September, and was elected Chief Executive Officer on September 15. The agreement also provides that, if his employment is terminated by the Company other than for cause (as defined in the agreement), or if his employment is terminated by death, the Company will pay to him or his estate through June 30, 2000 monthly payments equal to his monthly base salary at the time of termination, plus one-twelfth of the "on plan" bonus amount targeted for him under the Bonus Plan for the fiscal year in which termination occurs. In addition, the agreement provides that all of Mr.Hanaka's unvested stock options would vest on the termination of his employment.

     The agreement also provided that, if there is a change in control (as defined in the agreement) of the Company, and if Mr. Hanaka's employment is terminated (i) by the Company other than for cause (as defined in the agreement), (ii) at his election for good reason (as defined in the agreement), or (iii) by his death, in each case within two years after the change in control, the Company would pay Mr. Hanaka a lump sum cash payment equal to 2.99 times the sum of his annual rate of base salary at the time of termination or immediately prior to the change in control, whichever is greater, and the "on plan" bonus amount targeted for him under the Bonus Plan for the fiscal year in which termination occurs or the fiscal year immediately prior to the change in control, whichever bonus amount is greater. The agreement also provides that, if Mr. Hanaka terminates his employment with the Company (other than for good reason) within one year after a change in control, the Company will pay him through the earlier of one year after his termination or June 30, 2000 monthly payments equal to his monthly base salary at the time of termination, plus one-twelfth of the "on plan" bonus amount targeted for him under the Bonus Plan for the fiscal year in which termination occurs. Finally, the agreement obligates Mr. Hanaka not to compete against the Company, solicit its employees or disclose confidential information about the Company before June 30, 2000.

   Richard J. Lynch, Jr.

     The pre-existing agreement between the Company and Mr. Lynch provided that if his employment is terminated other than for cause or disability (as defined in the agreement) or at his election for good reason (as defined in the agreement), he would be entitled to severance benefits. These severance benefits include monthly payments equal to his monthly base salary at the time of termination, plus one-twelfth of the "on plan" bonus amount targeted for him under the Bonus Plan for the fiscal year in which termination occurs. Such monthly severance payments commence in the month of termination and continue for 12 full calendar months, unless termination occurs within two years after a change in control (as defined in the agreement) of the Company, in which case severance payments would continue for 24 full calendar months and are equal to his monthly base salary at the time of termination or immediately prior to the change in control, whichever is greater, plus one-twelfth of the "on plan" bonus amount targeted for him under the Bonus Plan for the fiscal year in which termination occurs or the fiscal year immediately prior to the change in control, whichever bonus amount is greater.

     Mr. Lynch's employment was terminated by mutual consent with the Company on September 28, 1998, when he also resigned as a Director. At that time, the Company and Mr. Lynch entered into a termination agreement pursuant to which the Company agreed that (i) the 30,000 options granted on March 26, 1996 (which had been scheduled to vest on March 26, 1999) would vest immediately, (ii) all restrictions on the 3,425 restricted Shares purchased by Mr. Lynch under the Management Stock Purchase Plan in March 1996 (which were scheduled to lapse in March 1999) would lapse immediately, (iii) the 20,000 options granted to Mr. Lynch on March 11, 1997 and the 20,000 options granted to Mr. Lynch on January 28, 1998 (which had been scheduled to vest three years after the grant date) would become fully exercisable on September 28, 1999, unless Mr. Lynch breaches the termination agreement, and would remain exercisable for three years thereafter, (iv) Mr. Lynch would receive the benefit of any option repricing offered to certain named executive officers before September 28, 1999, and (v) the Company would pay the cost of standard medical and dental benefits for Mr. Lynch and his family during the one year period during which severance payments are made. In the termination agreement, Mr. Lynch agreed not to compete with the Company, solicit its employees or disclose confidential Company information before September28, 1999.

   Robert Timinski

     The pre-existing severance and change in control agreement between the Company and Mr. Timinski is identical to that described above for Mr. Lynch.

     On October 6, 1998, Mr. Timinski's employment was terminated by mutual consent with the Company. At that time, the Company and Mr. Timinski entered into a termination agreement pursuant to which the Company agreed that (i) the 13,200 options granted on March 26, 1996 (which had been scheduled to vest on March 26,

1999) would vest immediately, (ii) all restrictions on the 4,021 restricted Shares purchased by Mr. Timinski under the Management Stock Purchase Plan in March 1996 (which were scheduled to lapse in March 1999) would lapse immediately, (iii) the 10,000 options granted to Mr. Timinski on March 11, 1997 and the 15,000 options granted to Mr. Timinski on January 28, 1998 (which had been scheduled to vest three years after the grant date) would become fully exercisable on November 1, 1999, unless Mr. Timinski breaches the termination agreement, and would remain exercisable for three months thereafter, (iv) all other vested options held by Mr. Timinski would remain exercisable until June 30, 1999, and (v) the Company would pay the cost of standard medical and dental benefits for Mr. Timinski and his family during the one year period during which severance payments are made. In the termination agreement, Mr. Timinski agreed not to compete with the Company, solicit its employees or disclose confidential Company information before November 1, 1999.

   Anthony F. Crudele

     In June 1997, the Company entered into a change in control agreement with Mr. Crudele. The agreement provides that, if there is a change in control (as defined in the agreement) of the Company, and if Mr. Crudele's employment is terminated within two years after the change in control (i) by the Company other than for cause (as defined in the agreement) or (ii) at his election for good reason (as defined in the agreement), the Company will pay Mr. Crudele a lump sum cash payment equal to two times the sum of his annual rate of base salary at the time of termination or immediately prior to the change in control, whichever is greater, and the "on plan" bonus amount targeted for him under the Bonus Plan for the fiscal year in which termination occurs or the fiscal year immediately prior to the change in control, whichever bonus amount is greater.

   Samuel G. Allen

     The severance agreement with Mr. Allen is substantially similar to the pre-existing agreement described above for Mr. Lynch, except that it contains no change in control provisions.


Comparative Stockholder Return

     The following line graph compares the cumulative total stockholder return on the Shares from November 17, 1994, the date of the Initial Public Offering, through January 24, 1999 with the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the Dow Jones Retailers -- All Specialty Index ("DJ Retailers -- All Specialty Index") for the same period. In accordance with the rules of the Securities and Exchange Commission, the returns are indexed to a value of $100 at November 17, 1994 and assume reinvestment of all dividends.


                Comparison of Cumulative Total Stockholder Return
                    The Sports Authority, Inc., S&P 500 Index and D J Retailers -- All Specialty Index

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIAL.]

                                      Cumulative Total Return
                   -----------------------------------------------------------

  Date             The Sports Authority, Inc.    S&P 500 Index    DJ Retailers
  ----             --------------------------    -------------    ------------

11/17/94                      100                     100              100
 1/20/95                       92                     100               95
 1/26/96                       97                     139              101
 1/24/97                      140                     176              120
 1/23/98                       88                     223              183
 1/22/99                       36                     296              318

                            OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information concerning the beneficial ownership of Shares by each stockholder who is known by the Company, based on the most recent Schedules 13G filed with the Securities and Exchange Commission, to own beneficially more than 5% of the outstanding Shares. This information is shown as of December 31, 1998. The table also sets forth information concerning the beneficial ownership of Shares by each Director, each Director nominee and the executive officers named in the Summary Compensation Table on page 8, and by all Directors, nominees and executive officers as a group, as of March 29, 1999. Except as otherwise indicated, all persons listed below have sole voting power and sole dispositive power with respect to the number of Shares shown, except to the extent that power is shared by spouses under applicable law.

                                                               Percent of Shares
Name and Address                             Number of Shares   Outstanding (1)
----------------                             ----------------   ---------------
JUSCO Co., Ltd ..............................   3,030,000             9.5%
51-1, 1-chome,
Nakase, Mihama-ku,
Chiba-shi, Chiba 261, Japan
Alliance Capital Management L.P .............   2,849,515(2)          8.9%
135 W. 50th Street
New York, NY 10020
Jack A. Smith ...............................     656,927(3)          2.0%
Martin E. Hanaka ............................     150,000(4)           *
Richard J. Lynch, Jr ........................     190,958(5)           *
Robert J. Timinski ..........................     121,621(6)           *
Anthony F. Crudele ..........................      56,085(7)           *
Samuel G. Allen .............................      28,526(8)           *
A. David Brown ..............................         233(9)           *
Nicholas A. Buoniconti ......................      14,078(10)          *
Cynthia R. Cohen ............................       2,006              *
Steve Dougherty .............................     137,621(10)          *
Julius W. Erving ............................       3,891              *
Carol Farmer ................................      12,375(10)          *
Jack F. Kemp ................................       4,364              *
Charles H. Moore ............................           0              *
All Directors, nominees and executive
  officers as a group (19 persons) ..........   1,472,050             4.5%

----------
*     Represents less than one percent.

(1) The percentage shown for each stockholder listed is calculated by including in the total Shares outstanding the number of Shares, if any, which the stockholder has the right to acquire before May 28, 1999 upon the conversion of the Company's 5.25% Convertible Subordinated Notes due 2001 (at a conversion price of $32.635 per share) held by that stockholder or upon the exercise of employee or Director stock options.

(2) Alliance Capital Management L.P. owns the Shares shown for investment purposes on behalf of client discretionary investment advisory accounts. Included in the total is 3,315 Shares owned by a related company, Wood, Struthers & Winthrop Management Corporation. Voting power is shared as to 2,751,000 of the Shares shown.

(3) Includes 66,750 restricted Shares granted under the 1996 Stock Plan (see "Employment and Severance Agreements" on page 11); 390,938 Shares with respect to which employee stock options are exercisable or will become exercisable on or before May 28, 1999; 3,677 Shares which Mr. Smith has the right to acquire upon conversion of $120,000 principal amount of the Company's 5.25% Convertible Subordinated Notes due 2001; and 195,562 unrestricted Shares.

(4) Includes 50,000 restricted Shares issued pursuant to the 1996 Stock Plan and 100,000 unrestricted Shares.

(5) Includes 3,658 Shares held under the 401(k) Savings and Profit Sharing Plan; 141,033 Shares with respect to which employee stock options are exercisable or will become exercisable on or before May 28, 1999; and 46,267 unrestricted Shares.

(6) Includes 3,787 Shares held under the 401(k) Savings and Profit Sharing Plan; 78,709 Shares with respect to which employee stock options are exercisable or will become exercisable on or before May 28, 1999; and 39,125 unrestricted Shares.

(7) Includes 1,863 Shares held under the 401(k) Savings and Profit Sharing Plan; 37,197 Shares with respect to which employee stock options are exercisable or will become exercisable on or before May 28, 1999; and 17,025 unrestricted Shares.

(8) Includes 2,585 Shares held under the 401(k) Savings and Profit Sharing Plan; and 24,445 Shares with respect to which employee stock options are exercisable or will become exercisable on or before May 28, 1999; and 1,494 unrestricted Shares.

(9) This number does not include the 1,773 restricted Shares granted to Mr. Brown for his service during the Plan Year from May 1998 to May 1999 under the Director Stock Plan, receipt of which he has elected to defer under the terms of the Plan.

(10) Included in the number shown for each of these Directors is 5,607 Shares with respect to which options were granted under the Director Stock Plan. See "Compensation of Directors" on page 5.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of Shares on Form 4 or Form 5. Copies of all such Section 16(a) reports are required to be furnished to the Company. These filing requirements also apply to holders of more than ten percent of the Shares. To the Company's knowledge, based solely on a review of the copies of Section 16(a) reports furnished to the Company for the 1998 fiscal year, and on representations furnished to the Company indicating that no Form 5 was due, all reports were filed on a timely basis except that Mr. Smith failed to report the purchase in October 1998 of $70,000 principal amount of the Company's Convertible Subordinated Notes due 2001 until his Form 5 for the year was filed in March 1999.


                              CERTAIN TRANSACTIONS

     Jack A. Smith

     The  Company  opened  its store in the  Kendallgate  Center  in  Miami-Dade
County, Florida, in November 1990 pursuant to a lease executed in 1989. The Company's store is one of three anchor tenants in this center. The Kendall lease contained a restriction against the Company opening another store within ten miles of the Kendall store. In 1994, the Company began negotiating with the principal owner of the Kendallgate Center to lease another store less than ten miles from the Kendall store, but was advised that the minority owner of the Kendallgate Center would not agree to a waiver of the radius restriction. In May 1995, SMAT Corp., of which Mr. Smith is a 50% owner, bought the minority owner's one-third limited partnership interest in the Kendallgate Center. The restriction was then waived and a lease for the nearby store was signed by the Company in May 1995.

     Mr. Smith did not disclose his interest in the Kendallgate Center to the Board or to any other officer of the Company. In May 1997, the Company adopted a policy on conflicts of interest which prohibits any employee from owning an interest in any privately owned vendor; vendors are defined to include landlords. Mr. Smith signed a certificate affirming his compliance with this policy in February 1998. The Company first became aware that Mr. Smith might have an interest in the center in December 1998.

     The Kendallgate Center's distributions to SMAT Corp. for 1995, 1996, 1997 and 1998 were $0, $269,000, $360,000 and $422,000, respectively. The Company has been advised that SMAT Corp.'s distributions from the Kendallgate Center during 1999 are expected to be approximately $360,000.

     JUSCO CO., Ltd.

     In 1995, the Company entered into a joint venture agreement with JUSCO Co., Ltd. ("JUSCO"), a major Japanese retailer, which owns 9.5% of the outstanding Shares. In the joint venture agreement the Company and JUSCO agreed to develop and operate The Sports Authority stores in Japan through a jointly owned Japanese corporation, Mega Sports Co., Ltd. ("Mega Sports"), of which 51% was owned by the Company and 49% by JUSCO. At the end of the 1998 fiscal year, Mega Sports operated thirteen stores in Japan.

     As contemplated by the joint venture agreement, the Company entered into a license agreement and a services agreement with Mega Sports, and JUSCO entered into a services agreement with Mega Sports. JUSCO's services agreement required JUSCO to provide certain management and other services to Mega Sports in exchange for a fee equal to 1% of Mega Sports' gross sales and reimbursement of reasonable expenses. In the 1998 fiscal year, the total amount of this fee was $849,000.

     In March 1999, the Company and JUSCO agreed to a comprehensive restructuring of their agreements and their ownership interests in Mega Sports. JUSCO paid $1.1 million to the Company for 32% of Mega Sports' shares, reducing the Company's ownership interest in Mega Sports to 19%. The Company has an option to purchase additional shares of Mega Sports from JUSCO at the same price per share in yen as the price received by the Company, escalated at 5% per year for three years, and at market value thereafter. The option expires when Mega Sports shares becomes publicly traded, or when the Company owns 30% of Mega Sports' shares, whichever is earlier. The new joint venture agreement confirms that the Company has no liability for Mega Sports' debt, but if the Company owns 30% of Mega Sports, it would have proportionate liability for such debt.

     The Company entered into a new license agreement with Mega Sports which permits the latter to use certain trademarks, technology and know-how in operating stores in Japan. Mega Sports must pay royalties at the rate of 1.0% of gross sales in 1999, 1.1% of gross sales in 2000 and 1.2% of gross sales in 2001 and thereafter until 2005. Mega Sports has the option of extending the new license agreement for three ten-year periods expiring in 2035. JUSCO has guaranteed Mega Sports' payments to the Company under the new license agreement. The guaranty does not apply during any fiscal year for which Mega Sports' net equity at the end of the prior fiscal year is positive, and terminates when the Company purchases any additional shares of Mega Sports from JUSCO.

     Under the Company's new services agreement with Mega Sports, the Company has agreed to furnish certain purchasing, merchandising and information systems services, and Mega Sports agreed to fully reimburse the Company for costs and make two payments of $500,000 each to the Company in May 1999 and January 2000 for services provided under the prior services agreement. Under the new services agreement between JUSCO and Mega Sports, JUSCO has agreed to provide certain employee, management, real estate, financial and public relations services.


   A. David Brown

     On December 1, 1998, David Brown was elected as a Director of the Company. In 1998, the Company paid Pendleton James Associates, of which Mr. Brown is the Managing Director, $100,000 for its successful executive search work on behalf of the Company. Pendleton James is currently engaged in additional executive search work on behalf of the Company, for which its compensation, if successful, will be less than $60,000.

                                   PROPOSAL 2


                  APPROVAL OF THE AMENDMENT AND RESTATEMENT OF
                           THE 1994 STOCK OPTION PLAN

     On April 1, 1999, upon the recommendation of its Compensation Committee, the Board amended and restated the 1994 Stock Option Plan, subject to approval by the Company's stockholders. The 1994 Stock Option Plan as in effect before the amendment is referred to herein as the "Prior Plan," and as amended and restated, it is referred to herein as the "Plan." The complete text of the Plan is set forth in Exhibit A. APPROVAL OF THE PLAN WILL NOT RESULT IN ANY INCREASE IN THE NUMBER OF SHARES FOR WHICH OPTIONS MAY BE GRANTED, NOR WILL IT EXTEND THE TERM OF THE PRIOR PLAN. If the Company's stockholders do not approve the Plan, the Prior Plan will remain in effect.

     The Board recommends that stockholders vote "FOR" approval of the Plan. The affirmative vote of the holders of a majority of the Shares present in person or by proxy and entitled to vote at the Meeting is required to approve adoption of the Plan. In determining whether this proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal and broker non-votes will have no effect.


Reasons for Amending and Restating the Prior Plan

     The Prior Plan was adopted immediately before the Company's initial public offering in November 1994 and approved by the Company's then sole stockholder, Kmart Corporation. At that time, options granted under the Prior Plan qualified as "performance-based compensation" under Section 162(m) of the Internal Revenue Code, as amended ("Section 162(m)"). Under Section 162(m), a public company's deductions for employee compensation exceeding $1,000,000 per year for the chief executive officer and the four other most highly compensated executive officers are disallowed, except in the case of "performance-based compensation." Under
Section 162(m)'s transition rules, the Prior Plan's qualification expired in May 1997. Since that date, all options granted to the Company's senior executives have been granted under the 1996 Stock Option and Restricted Stock Plan (the "1996 Plan"), under which options granted qualify as "performance-based compensation" under Section 162(m).

     The primary reason for amending the Prior Plan and submitting it to the Company's stockholders for approval is to enable options granted under it to qualify as "performance-based compensation" under Section 162(m). In addition, the amendment and restatement of the Prior Plan makes it substantially identical to the 1996 Plan, with two exceptions noted below, thus eliminating minor wording variations and allowing for more consistency in administering the Company's stock option plans. The only material differences between the Plan and the 1996 Plan are as follows: (i) the 1996 Plan provides for the grant of restricted shares, while both the Prior Plan and the Plan do not; and (ii) the 1996 Plan limits the number of Shares on which options may be granted to any one person during the ten-year term of that plan to 300,000 Shares, while the Plan limits the number of Shares on which options may be granted to any one person during any fiscal year of the Company to 250,000 Shares.

     The only material differences between the Plan and the Prior Plan are as follows: (i) the Plan limits the number of Shares on which options may be granted to any one person during any fiscal year of the Company to 250,000
Shares, beginning with the 1999 fiscal year, while the Prior Plan limits the number of Shares on which options may be granted to any one person during the term of that plan to 569,275 Shares; (ii) the Plan, like the 1996 Plan, provides a procedure for options to be granted in lieu of cash annual incentive bonuses; and (iii) the Plan permits options to contain a vesting period of as little as one year, while the Prior Plan required a three-year vesting period for all options with a term greater than three years.


Description of the Plan

   Purpose

     The purpose of the Plan is (i) to attract and retain officers and other key employees of the Company and its subsidiaries, (ii) to increase the proprietary interest in the Company of such persons by providing further opportunity for ownership of the Company's shares, and (iii) to increase the incentives to such persons to contribute to the success of the Company's business.

   Effective Date, Effect on Previously Granted Options, and Term

     The Plan, as amended and restated, will become effective on April 1, 1999, subject to approval by the stockholders at the Meeting. Approval of the Plan will not adversely affect any rights of holders of outstanding options under the terms of the Prior Plan. The term during which grants may be made expires on December 31, 2004, under both the Prior Plan and the Plan.

   Administration

     The Plan is administered by the Committee. No person may be a member of the Committee if he or she would fail to be (i) a "Non-Employee Director" under Rule 16b-3, as amended from time to time ("Rule 16b-3"), under the Securities Exchange Act of 1934, as amended, or (ii) an "outside director" under Section 162(m) and the regulations promulgated thereunder. The Committee has sole discretion and authority to construe and interpret the Plan, to make factual determinations and to establish and amend rules for the administration of the Plan. The Committee has no obligation to treat persons uniformly, except to the extent otherwise specifically provided in the Plan. All actions by the Committee may be taken in its sole discretion and will be conclusive and binding on all parties.

   Shares Subject to the Plan; Adjustments

     Approval of the Plan will not result in any increase in the number of Shares for which options may be granted, compared to the Prior Plan. The number of Shares originally authorized for issuance under the Prior Plan was 2,274,591, as adjusted for the Company's stock split in 1996. Of these Shares, 250,808 have been issued pursuant to the exercise of options, 1,769,160 are subject to currently outstanding options, and 254,623 remain available for grants. Of the Shares subject to currently outstanding options, 654,527 are subject to options at an exercise price of $11.91 which are scheduled to expire in November 1999. All Shares subject to options which expire or are cancelled, surrendered or terminated for any reason will be available for new grants under the Prior Plan. If all of the options scheduled to expire in November 1999 remain unexercised, the number of Shares available for option grants under the Plan would be 910,050.

     The Plan limits the number of Shares on which options may be granted to any one person during any fiscal year of the Company to 250,000 Shares.

     If there is any change in the number or class of Shares through the declaration of Share dividends, or recapitalization, or combinations or exchanges of such Shares or similar corporate transactions, or if the Committee otherwise determines that, as a result of a corporate transaction involving a change in the Company's capitalization, it is appropriate to effect adjustments, the aggregate number or class of Shares on which options may be granted or which may be issued under the Plan, the per-person limits on grants, the number or class of Shares covered by each outstanding option, and the price per Share in each option, shall all be appropriately adjusted by the Committee.

   Amendment of the Plan

     The Board may from time to time amend, suspend or discontinue the Plan, provided that no amendment which requires stockholder approval in order for the exemptions available under Rule l6b-3 or Section 162(m) to be applicable to the Plan will be effective unless the same is approved by the Company's stockholders.

   Eligibility

     The Committee may grant options and restricted Shares to officers and other key employees of the Company or its Subsidiaries, including Directors who are full-time employees. The Company estimates that there are currently approximately 700 such employees, 20 of whom are currently officers or Directors. In making such grants, the Committee may consider the position and responsibilities of the employee, the nature and value to the Company of his or her services and accomplishments, his or her present and potential contribution to the success of the Company, and such other factors as the Committee may deem relevant, but the Committee is not required to treat employees uniformly.

Stock Options

     The Committee has sole discretion, in accordance with the Plan, to determine to whom an option is granted, the number of Shares optioned, each option's term and vesting and exercisability provisions, and all other terms and conditions thereof. Each option will be a non-qualified stock option (a "Non-Qualified" option) unless it is specifically designated by the Committee at the time of grant as an incentive stock option (an "Incentive" option). An Incentive option is intended to meet the requirements of Section 422 of the Internal Revenue Code.

     The Committee may grant Non-Qualified options to those employees otherwise eligible to receive them wholly or partially in lieu of bonuses under any annual bonus plan of the Company to which such employees might otherwise be entitled. The Committee will have sole discretion to determine the method of valuing options and bonuses for this purpose, and may grant options of equal, greater or lesser value, as so determined, than the bonuses such options would replace. The Committee will have sole discretion to vary such valuation methods among individual optionees and from one grant to the next.

     The option price of each option granted under the Plan may not be less than the fair market value of a Share on the date of grant of such option, except that options granted in lieu of a bonus may be granted at a price not less than 80% of the fair market value. The optionee may pay the option price in cash or Shares (subject to any restrictions the Committee may impose), valued at their fair market value on the date notice of exercise is received by the Company, or a combination thereof.

     The term of each option may not exceed ten years from the date of grant. No option shall be exercisable, and no option which is not granted in lieu of a bonus shall vest, until the optionee shall have completed one year as an employee after the date of grant. Notwithstanding this limitation, vesting and exercisability will be accelerated if termination of employment of the optionee results from death or total and permanent disability, or if termination of employment of the optionee occurs at or after age 65 and the optionee has ten or more years of full-time service with the Company or a Subsidiary, or in the event of a change in control (as defined in Section 5(b)(ii) of the Plan) of the Company, or if and to the extent the Committee may so determine in its sole discretion. An option may be exercised by an optionee only while such optionee is in the employ of the Company or a Subsidiary or within three months thereafter, or such longer period as the Committee may determine in its sole discretion, and only if any limitation on the right to exercise such option has been removed or has expired prior to termination of employment; provided that,
(i) if at the date of termination of employment, the optionee has ten or more years of full-time service with the Company or a Subsidiary or if termination of employment results from death or total and permanent disability, such three month period will be extended to three years, and (ii) for then-vested options granted in lieu of bonuses, such three month period shall be extended to three months after the date such options were scheduled to first become exercisable.

     No option will be subject to any debts or liabilities of an optionee or be assignable or transferable except by will or the laws of descent and distribution, except that Non-qualified options and related rights may be transferred to one or more transferees during the optionee's lifetime, but only if and to the extent then permissible without the loss of the exemption under Rule 16b-3 and otherwise permitted by the Committee.

Certain Federal Income Tax Consequences

   Tax Deductibility under Section 162(m)

     Section 162(m) disallows a public company's deductions for employee compensation exceeding $1,000,000 per year for the chief executive officer and the four other most highly compensated executive officers, but contains an exception for "performance-based compensation." The Plan has been drafted and is intended to be administered to enable all stock options to qualify as "performance-based compensation."

   Tax Treatment of Options

     No income will be realized by an optionee upon grant of a Non-qualified option. Upon exercise of a Non-qualified option, the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the Shares acquired over the option exercise price (the "Spread") at the time of exercise. The Spread will be deductible by the Company for federal income tax purposes (i) provided that applicable federal income tax withholding requirements are satisfied and (ii) subject to the possible limitations on deductibility under Section 162(m) of compensation paid to the executives designated in that Section. The optionee's tax basis in the Shares acquired will equal the exercise price plus the amount taxable as compensation to the optionee. Upon a sale of the Shares acquired upon exercise, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The required holding period for long-term capital gain is presently more than one year. The optionee's holding period for Shares acquired upon exercise will begin on the date of exercise.

     Incentive option holders generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the Spread will be an "item of tax preference" which may give rise to "alternative minimum tax" liability at the time of exercise. If the optionee does not dispose of the Shares before the two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowable to the Company for federal income tax purposes in connection with the grant or exercise of the option. If, within two years of the date of grant or within one year from the date of exercise, the holder of Shares acquired upon exercise of an Incentive option disposes of such Shares, the optionee will generally realize ordinary compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of initial exercise or the amount realized on the subsequent disposition, and the amount realized upon such disposition will be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Section 162(m) of compensation paid to executives designated in that Section.

     The preceding discussion is based on the Internal Revenue Code as presently in effect, which is subject to change, and does not purport to be a complete description of the federal income tax aspects of options under the Plan.

Benefits Under the Plan

     On April 1, 1999, the Committee made a grant of options to purchase 250,000 Shares to Martin Hanaka, subject to and effective upon stockholder approval of the Plan, at an option price equal to the fair market value of a Share on the date of such approval. Such options will vest on the third anniversary of the date of such approval and will have a term of ten years from such date.

Market Price of Shares

     The closing price of the Company's Shares, as reported in The Wall Street Journal, New York Stock Exchange -- Composite Transactions, for April 14, 1999 was $8.0625.


                                   PROPOSAL 3

                     APPROVAL OF THE SPORTS AUTHORITY, INC.
                              PERFORMANCE UNIT PLAN

     On April 1, 1999, upon the recommendation of its Compensation Committee (the "Committee"), the Board of Directors adopted The Sports Authority, Inc. Performance Unit Plan (the "Plan"), subject to approval by the Company's stockholders at the Meeting. The Plan is intended to serve as a qualified performance-based compensation program under Section 162(m) of the Internal Revenue Code ("Section 162(m)"). By so qualifying, the Company's tax deduction for compensation paid under the Plan to the Chief Executive Officer and certain other executive officers will not be restricted by Section 162(m). The Plan is described below and the complete text of the Plan is set forth in Exhibit B.

     The Board recommends that stockholders vote "FOR" approval of the Plan. The affirmative vote of the holders of a majority of the Shares present in person or by proxy and entitled to vote at the Meeting is required to approve the Plan. In determining whether this proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal and broker non-votes will have no effect.

Reasons for the Plan

     In September 1998, the Committee engaged HayGroup, an independent compensation consulting firm, to review the Company's executive compensation program. After a comparison of the Company's program with the executive compensation programs of a group of high performing retailers, HayGroup recommended to the Committee a mix of compensation elements it believed necessary to attract and retain high caliber executives, including (i) base salaries set at the 40th percentile of the comparison group, (ii) annual incentive bonuses set at the 75th percentile of the comparison group if the Company's performance targets are achieved, and (iii) long-term compensation set at the 75th percentile of the comparison group if the Company's performance targets are achieved. The Plan was recommended by HayGroup to the Committee, and approved by the Committee and the Board, in order to implement the recommended long-term compensation program in combination with grants under the Company's stock option plans. The Committee and the Board believed that reliance entirely on stock options to implement this program would have unduly diluted the Company's stockholders.

Description of the Plan

   Purpose

     The purpose of the Plan is (i) to focus management's attention on creating sustained growth in earnings per share; (ii) to promote teamwork and cooperation by aligning management's economic interest toward accomplishing the same goal;
(iii) to facilitate the recruitment, retention and motivation of key employees; and (iv) to provide management with total compensation opportunities that are competitive with the market in which the Company competes for business or talent.

   Effective Date and Term

     The Plan became effective on January 25, 1999, subject to approval by the stockholders at the Meeting. If the stockholders vote not to approve the Plan, the Plan will be automatically terminated and all outstanding units will be forfeited.

     No performance period under the Plan may begin later than the first day of the Company's 2003 fiscal year. Under the Plan, each Company fiscal year is a "plan year."

   Administration

     The Plan is administered by the Committee. The Committee has the authority and sole discretion to administer the Plan, to construe and interpret the Plan, to prescribe, amend and rescind any rules and to make all factual determinations which it deems necessary or advisable for the proper administration of the Plan. All decisions, actions and determinations of the Committee are conclusive and binding on all parties.

   Amendment or Termination of the Plan

     The Board may from time to time amend or terminate the Plan, provided that no amendment that requires stockholder approval in order to comply with Section 162(m) will be effective unless the amendment is approved by the Company's stockholders.

   Eligibility

     The Committee will determine the employees who are eligible to participate in the Plan. Each participant must be employed on a regular, full-time basis by the Company or a subsidiary. In determining whether an employee may participate in the Plan, the Committee will consider his or her present and potential contribution to the success of the Company and any other factors the Committee deems proper and relevant; in any event, the employee must be in a position that has a direct impact on improving the Company's long-term earnings per share performance.

   Grant of Units; Performance Periods

     At its discretion, the Committee will grant units to participants within 90 days after the start of each performance period. Each performance period will be a period of three plan years, unless otherwise specified by the Committee. A unit is an interest under the Plan, the value of which depends upon the financial performance of the Company in comparison to the goal specified by the Committee. The initial value for each unit will be $1.00. If the minimum performance goal is not met, the unit will be worth nothing. The Committee will also set one or more higher performance levels. As each of these higher performance levels are met the value of the unit will increase by a specified percentage to a maximum of $2.00.

     The number of units to be granted to a participant will be determined by the Committee based on the participant's role and responsibilities and competitive levels of long-term compensation. No participant may receive more than 1,000,000 units in any performance period nor more than $2,000,000 for such performance period.

Performance Goal

     The performance goal for each performance period will be based on growth in earnings per share. If the Committee grants units for a performance period, the Committee will determine the goal for the performance period and the associated percentages that will determine the actual value of such units. Once the goal has been specified for a performance period it will not be changed unless the Committee determines, in good faith, that the Company's circumstances have so changed due to an unusual set of events that the goal must be changed to reflect the new circumstances. No such change will be made, however, if making such change would result in the reduction of the Company's Federal income tax deduction for compensation paid under the Plan by reason of Section 162(m). The Committee will also determine levels of achievement of the goal which will result in the participants receiving payments of from between zero and $2.00 for each unit granted.

     The Committee will determine and certify whether, and to what extent, the performance goal has been met within 120 days after each performance period.

   Vesting

     A participant's right to the units awarded for any performance period will vest on the last day of that performance period. In addition, if a participant retires, becomes disabled or dies after the first plan year in any performance period, his or her right to units for that performance period will vest on a pro rata basis to the date of such event. If a participant's employment is terminated involuntarily but not for cause after the first plan year in any performance period, the Committee may provide in its discretion that such participant's right to some or all of the units will vest on a pro rata basis to the date of termination. If a participant's employment is terminated for any other reason before the last day of the performance period, then the participant will forfeit all of his or her units for that performance period. See "Change in Control" below for a description of vesting upon a change in control of the Company.

   Redemption and Payment for Units

     Upon completion of a performance period and the Committee's certification of the extent to which the performance goal has been met, the Company will pay each participant in cash the value of the participant's vested units determined by multiplying $1.00 by the applicable percentage based on the achievement the performance goal. The Committee may permit a participant to defer the receipt of some or all of the payment due for vested units under the Plan and have the amount of such payment credited to a deferred compensation plan maintained by the Company.

   Change in Control

     If a change in control of the Company, as defined in the Plan, occurs during one or more performance periods as to which performance goals have been set and units have been granted, each such performance period shall be deemed to have been completed, the actual unit value of each unit shall be deemed to equal $1.00, and a pro rata portion of the units previously granted to each participant for each such partial performance period will be redeemed immediately by payment in cash to each such participant.

Federal Income Tax Treatment

     The following discussion is based on the Internal Revenue Code as presently in effect, which is subject to change, and does not purport to be a complete description of the federal income tax aspects of grants under the Plan.

   Tax Deductibility under Section 162(m)

     Section 162(m) disallows a public company's deductions for employee remuneration exceeding $1,000,000 per year for the chief executive officer and the four other most highly compensated executive officers, but contains an exception for "performance-based compensation." The Plan has been drafted and is intended to be administered to enable payments in redemption of units to qualify as "performance-based compensation."

   Tax Treatment of Payment for Units

     The participants will recognize ordinary compensation income in an amount equal to the payment that they receive for units under the Plan. The Company generally will be entitled to a corresponding federal income tax deduction at the time of the payment.

   Tax Withholding

     The Company will deduct from all amounts paid in cash, any federal, state or local taxes required by law to be withheld.

Benefits Under the Plan

     If the Plan had been in effect for either a two-year or three-year performance period ending with the Company's 1998 fiscal year, no benefits would have been payable for such a performance period under the Plan.

     The Committee has made the following grants of units under the Plan for the first performance period, which consists of the 1999 and 2000 plan years, and for the second performance period, which consists of the 1999, 2000 and 2001 plan years, to all employees eligible to participate in the Plan. If the Plan is not approved at the Meeting, all such units will be forfeited.

                                                                   Units, Dollar Value (2)
                                                                -----------------------------
Name and Position                                               1999-2000           1999-2001
-----------------                                               ---------           ---------
Martin E. Hanaka ..............................................  175,000             175,000
  Chief Executive Officer
Anthony F. Crudele ............................................   45,000              45,000
  Senior Vice President and
  Chief Financial Officer
Samuel G. Allen ...............................................        0                   0
  International President
All current executive officers as a group (8 persons) .........  550,000             550,000
All outside Directors as a group                                       0                   0
All employees other than executive officers (11 persons) ......  290,000             290,000

----------
(1) Of the persons named in the Summary Compensation Table on page 8, Messrs. Smith, Lynch and Timinski are not shown because they are no longer employed by the Company and therefore are ineligible for grants under the Plan.

(2) The dollar value shown is the target unit value, which assumes that the Company's earnings per share in the last plan year in the performance period will exactly meet the goal.

                                   PROPOSAL 4

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     On April 1, 1999, the Board, acting upon the recommendation of the Audit Committee, voted to replace its independent public accountants, PricewaterhouseCoopers LLP ("PwC"), which has served as the independent public accountants of the Company since 1987. The reports of PwC on the 1997 and 1998 fiscal years did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the 1997 and 1998 fiscal years and the period since the end of the 1998 fiscal year, there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make a reference to the subject matter of the disagreements in connection with its report. In addition, during the 1997 and 1998 fiscal years and the period since the end of the 1998 fiscal year, there were no "reportable events" within the meaning of Item 304 of the Securities and Exchange Commission's Regulation S-K.

     On April 1, 1999, the Board, acting upon the recommendation of the Audit Committee, appointed the firm of Ernst & Young LLP ("E&Y") as independent public accountants to make an examination of the financial statements of the Company for the 1999 fiscal year. The appointment of E&Y is subject to ratification by the stockholders at the Meeting. One or more representatives of E&Y will be present at the Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     The Board recommends that stockholders vote "FOR" such ratification. Ratification will require the affirmative vote of the holders of a majority of the Shares present in person or by proxy and entitled to vote at the Meeting. In determining whether this proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal and broker non-votes will have no effect.

                      STOCKHOLDER PROPOSALS AND NOMINATIONS

     In accordance with Rule 14a-8 under the Exchange Act, any stockholder proposals intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company no later than December 23, 1999 in order to be considered for inclusion in the Proxy Statement and proxy relating to that meeting.

     Sections 8 and 9 of Article II of the Company's By-Laws provide that, in order for a stockholder to nominate a person for election to the Board or to propose any matter for consideration at an annual meeting of the Company, such stockholder must be a stockholder of record on the date the notice described below is given and on the record date for the annual meeting, and must have given timely prior written notice to the Secretary of the Company of such stockholder's intention to make such nomination or bring such matter before the meeting. To be timely, notice must be received by the Company not less than 60 days nor more than 90 days prior to the date of the annual meeting; provided, however, that in the event less than 70 days notice or prior public disclosure of the date of the annual meeting is given to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

     If such notice relates to a nomination, it must contain certain information about the person whom the stockholder proposes to nominate and the stockholder giving the notice, including the name, age, residence and business address, occupation, and class and number of shares of capital stock owned beneficially or of record by the proposed nominee and the name, record address and class and number of shares of capital stock owned beneficially or of record by such stockholder as well as a description of any arrangements or understandings between such stockholder and the proposed nominee pursuant to which the nomination is to be made. In addition, such notice must contain any other information related to the proposed nominee or such stockholder that would be required to be disclosed in a proxy statement. The notice must also contain a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the person named in such notice. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

     If such notice relates to any matter other than a nomination, it must contain certain information about such matter and the stockholder who proposes to bring the matter before the annual meeting, including the name and record address of such stockholder, a brief description of the matter the stockholder proposes to bring before the meeting, the reasons for bringing such matter before the annual meeting, the class and number of Shares of capital stock owned beneficially or of record by such stockholder, any material interest of such stockholder in the matter so proposed, a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal by such stockholder and a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such matter before the meeting.

     WHEN IT BECOMES AVAILABLE, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON FROM WHOM A PROXY IS SOLICITED BY THE BOARD, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S 1998 ANNUAL REPORT ON FORM 10-K, INCLUDING ITS FINANCIAL STATEMENTS AND SCHEDULES (AS WELL AS EXHIBITS, IF SPECIFICALLY REQUESTED), REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS SHOULD BE DIRECTED TO ANTHONY F. CRUDELE, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, THE SPORTS AUTHORITY, INC., 3383 NORTH STATE ROAD 7, FORT LAUDERDALE, FLORIDA 33319.

                                                                       EXHIBIT A

                           THE SPORTS AUTHORITY, INC.
                             1994 STOCK OPTION PLAN

    (as amended and restated April 1, 1999, subject to shareholder approval)

     1. Purpose. The Sports Authority, Inc. 1994 Stock Option and Restricted Stock Plan, as amended and restated (the "Plan"), is intended (i) to attract and retain officers and other key employees of The Sports Authority, Inc. (the "Company") and its "Subsidiaries" (business entities which have a majority of their equity interests owned directly or indirectly by the Company); (ii) to increase the proprietary interest in the Company of such persons by providing further opportunity for ownership of the Company's common shares, $.01 par value (the "Shares"); and (iii) to increase the incentives to such persons to contribute to the success of the Company's business.

     2. Administration. The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Board") consisting of not less than two directors of the Company appointed by the Board (the "Committee"). Members of the Committee shall be appointed by and serve at the pleasure of the Board. No person may be a member of the Committee if he or she would fail to be
(i) a "Non-Employee Director " under Rule 16b-3, as amended from time to time ("Rule 16b-3"), under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act") or (ii) an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and the regulations promulgated thereunder.

     The Committee shall have sole discretion and authority to construe and interpret the Plan, to make factual determinations and to establish and amend rules for the administration of the Plan. The Committee shall have no obligation to treat persons uniformly, except to the extent otherwise specifically provided in the Plan. All actions by the Committee may be taken in its sole discretion and shall be conclusive and binding on all parties.

     3. Shares. The number of Shares reserved for the grants under the Plan as of April 1, 1999 shall be 2,023,783, which is the number of Shares originally reserved under the Plan, as adjusted for stock splits and the issuance prior to April 1, 1999 of Shares upon the exercise of options previously granted. The number of Shares on which options may be granted to any one person under the Plan during any fiscal year of the Company, beginning with the 1999 fiscal year, shall not exceed 250,000. Shares to be issued under the Plan may be either authorized and unissued shares or issued shares which shall have been reacquired by the Company. In the event that any outstanding option, or portion thereof, expires or is cancelled, surrendered or terminated for any reason, the Shares allocable to the unexercised portion of such option may again be subjected to a grant or be issued under the Plan.

     4. Grant of Options.

     (a) General Powers of Committee. The Committee may grant options to purchase Shares to officers and other key employees of the Company or its Subsidiaries, including directors who are full-time employees, if any. The Committee shall have sole discretion, in accordance with the provisions of the Plan, to determine to whom an option is granted, the number of Shares optioned and the terms and conditions of the option, and shall have the authority to accelerate the vesting or exercisability of any option. In making such determinations, the Committee may consider the position and responsibilities of the employee, the nature and value to the Company of his or her services and accomplishments, his or her present and potential contribution to the success of the Company, and such other factors as the Committee may deem relevant, but shall not be required to treat employees uniformly.

     (b) Types of Options. Each option granted under the Plan shall be a non-qualified stock option (a "Non-Qualified" option) unless it is specifically designated by the Committee at the time of grant as an incentive stock option (an "Incentive" option). An Incentive option is intended to meet the requirements of Section 422 of the Code. The aggregate Fair Market Value (determined at the time the option is granted) of the Shares as to which Incentive options are exercisable for the first time by the optionee during any calendar year under the Plan and any other stock option plan of the Company year shall not exceed $100,000 (as determined in accordance with the rules set forth in Section 422 of the Code).

     (c) Options Granted In Lieu of Bonuses.Pursuant to its powers under Section 4(a), the Committee may grant Non-Qualified options to those employees otherwise eligible to receive them wholly or partially in lieu of bonuses under any annual bonus plan of the Company to which such employees might otherwise be entitled. The Committee shall have sole discretion to determine the method of valuing options and bonuses for this purpose, and shall be entitled to grant options of equal, greater or lesser value, as so determined, than the bonuses such options would replace. The Committee shall have sole discretion to vary such valuation methods among individual optionees and from one grant to the next.

     (d) General Provisions. Options granted under the Plan shall be subject to and governed by the provisions of the Plan, including the terms and conditions set forth in this Section 4 and Section 5 hereof and by such other terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee. The date on which an option shall be granted shall be the date that the optionee, the number of Shares optioned and the terms and conditions of the option are determined by the Committee, or as otherwise specified by the Committee. Each option shall be evidenced by a Share Option Agreement in such form as the Committee may from time to time approve.

     5. Terms and Conditions of Options.

     (a) Option Price. The option price of each option granted under the Plan shall not be less than the Fair Market Value of a Share on the date of grant of such option, except that options granted under Section 4(c) in lieu of a bonus may be granted at a price not less than 80% of the Fair Market Value of a Share on the date of grant of such option. Fair Market Value of a Share for purposes of the Plan shall be deemed to be the closing price on the New York Stock Exchange Composite Transactions Tape (or its equivalent if the Shares are not traded on the New York Stock Exchange) of a Share for the trading day immediately prior to the relevant valuation date.

     (b) Period of Option, Vesting and When Exercisable.

     (i) An option granted under the Plan may not be exercised after the earlier of (A) the date specified by the Committee, which shall be a maximum of ten years from date of grant, or (B) the applicable time limit specified in paragraph (iii) of this Section 5(b). Any option not exercised within the aforementioned time period shall automatically terminate at the expiration of such period.

     (ii) The time or times during which options may become nonforfeitable ("vest") or become exercisable and any conditions pertaining to the vesting or exercisability thereof, shall be determined by the Committee at the time of grant; provided that, except as set forth below, no option shall be exercisable, and no option which is not granted in lieu of a bonus shall vest, until the optionee shall have completed one year as an employee of the Company or its Subsidiaries after the date of grant. Notwithstanding this limitation, vesting and exercisability shall be accelerated (A) if termination of employment of the optionee results from death or total and permanent disability, or (B) if termination of employment of the optionee occurs at or after age 65 and the optionee has ten or more years of full-time service with the Company or a Subsidiary, or (C) in the event of a Change in Control of the Company, or (D) if and to the extent the Committee may so determine in its sole discretion. A Change in Control shall be deemed to have occurred if:

          (a) the "beneficial ownership" (as defined in Rule l3d-3 under the Exchange Act) of securities representing more than 20% of the combined voting power of the Company is acquired by any "person" as defined in section 13(d) or section 14(d) of the Exchange Act (other than the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), or

          (b) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation, or

          (c) during any period of three consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period).

     (iii) An option may be exercised by an optionee only while such optionee is in the employ of the Company or a Subsidiary or within three months thereafter, or such longer period as the Committee may determine in its sole discretion, and only if any limitation upon the vesting of and the right to exercise such option under Section 5(b)(ii) has been removed or has expired prior to termination of employment and exercise is not otherwise precluded hereunder; provided that, (i) if at the date of termination of employment, the optionee has ten or more years of full-time service with the Company or a Subsidiary or if termination of employment results from death or total and permanent disability, such three month period shall be extended to three years, and (ii) for then-vested options granted in lieu of bonuses, such three month period shall be extended to three months after the date such options were scheduled to first become exercisable. Employment with a Subsidiary shall be deemed terminated on the date a former Subsidiary ceases to be a Subsidiary of the Company.

     (iv) In the event of the disability of an optionee, an option which is otherwise exercisable may be exercised by the optionee's legal representative or guardian. In the event of the death of an optionee, either before or after termination of employment, an option which is otherwise exercisable may be exercised by the person or persons whom the optionee shall have designated in writing on forms prescribed by and filed with the Committee ("Beneficiaries"), or, if no such designation has been made, by the person or persons to whom the optionee's rights shall have passed by will or the laws of descent and distribution ("Successor(s)"). The Committee may require an indemnity and/or such evidence or other assurances as it may deem necessary in connection with an exercise by a legal representative, guardian, Beneficiary or Successor.

     (c) Exercise and Payment.

     (i) Subject to the provisions of Section 5(b), an option may be exercised by notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Payment for the number of Shares purchased upon the exercise of an option shall be made in full at the price provided for in the applicable Share Option Agreement. Such purchase price shall be paid by the delivery to the Company of cash (including check or similar draft) in United States dollars or whole Shares (subject to any restrictions the Committee may impose), or a combination thereof. Shares used in payment of the purchase price shall be valued at their Fair Market Value as of the date notice of exercise is received by the Company. Any Shares delivered to the Company shall be in such form as is acceptable to the Company.

     (ii) The Company may defer making delivery of Shares under the Plan until satisfactory arrangements have been made for the payment of any tax attributable to exercise of the option. The Committee may, in its sole discretion, permit an optionee to elect, in such form and at such time as the Committee may prescribe, to pay all or a portion of all taxes arising in connection with the exercise of an option by electing to (a) have the Company withhold whole Shares, or (b) deliver other whole Shares previously owned by the optionee having a Fair Market Value not greater than the amount to be withheld; provided that the amount to be withheld shall not exceed the total Federal, State and local tax withholding obligations associated with the transaction.

     (d) Termination of Option by Optionee. An optionee may at any time elect, in a written notice filed with the Committee, to terminate a Non-Qualified option with respect to any number of shares as to which such option shall not have been exercised.

     (e) Nontransferability. No option or any rights with respect thereto shall be subject to any debts or liabilities of an optionee, nor be assignable or transferable except by will or the laws of descent and distribution; provided that Non-qualified options and related rights may be transferred to one or more transferees during the optionee's lifetime, and such transferees may exercise rights thereunder in accordance with the terms hereof, but only if and to the extent then permissible without the loss of the exemption under Rule 16b-3 and otherwise permitted by the Committee.

     (f) Rights as a Stockholder. An optionee shall have no rights as a record holder with respect to Shares covered by his or her option until the date of issuance to him or her of a certificate evidencing such Shares after the exercise of such option and payment in full of the purchase price. No adjustment will be made for cash dividends for which the record date is prior to the date such certificate is issued.

     6. Limitations on Rights of Optionees.

     (a) Employment. No provision of the Plan, nor any term or condition of any grant of an option, nor any action taken by the Committee, the Company or a Subsidiary pursuant to the Plan, shall give or be construed as giving an optionee any right to be retained in the employ of the Company or of any Subsidiary, or affect or limit in any way the right of the Company or any Subsidiary to terminate the employment of any optionee.

     (b) Conditions. Notwithstanding anything contained herein to the contrary, all rights with respect to all options are subject to the conditions that the optionee not engage or have engaged in fraud, embezzlement, defalcation, gross negligence in the performance or nonperformance of the optionee's duties (other than as a result of total and permanent disability) or material failure or refusal to perform the optionee's duties at any time while in the employ of the Company or a Subsidiary, and all rights with respect to all options are subject to the conditions that the optionee not engage or have engaged in activity directly or indirectly in competition with any business of the Company or a Subsidiary, or in other conduct inimical to the best interests of the Company or a Subsidiary, following the optionee's termination of employment. If it is determined by the Committee that there has been a failure of any such condition, all options and all rights with respect to all options granted to such optionee shall immediately terminate and be null and void.

     7. Adjustments. If there is any change in the number or class of Shares through the declaration of Share dividends, or recapitalization, or combinations or exchanges of such Shares or similar corporate transactions, or if the Committee otherwise determines that, as a result of a corporate transaction involving a change in the Company's capitalization, it is appropriate to effect the adjustments described in this section, the aggregate number or class of Shares on which options may be granted or which may be issued under the Plan, the per-person limits on grants, the number or class of Shares covered by each outstanding option and the price per Share in each option shall all be appropriately adjusted by the Committee; provided that any fractional Shares resulting from such adjustment shall be eliminated. If a new option is substituted for the option granted hereunder, or an assumption of the option granted hereunder is made, by reason of a corporate merger, consolidation, acquisition of property or stock, split-up, reorganization or liquidation (and each option outstanding under the Plan shall be substituted for or assumed by the surviving corporation in any such transaction, if the Company is not the surviving corporation), the option granted hereunder shall pertain to and apply to the securities to which a holder of the number of Shares subject to the option would have been entitled.

     8. Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to options granted under the Plan will be used for general corporate purposes.

     9. Effective Date, Effect on Previously Granted Options, and Term of Plan. The Plan, as amended and restated, shall become effective on May 27, 1999, subject to approval by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote at the 1999 annual meeting of stockholders of the Company, and any grants made prior to stockholder approval of the Plan shall be subject to such approval. The amendment and restatement of the Plan shall not adversely affect any rights of holders of options outstanding at the time of such amendment and restatement pursuant to the terms of the Plan as previously in effect. The term during which options may be granted under the Plan shall expire on December 31, 2004. The term of options granted prior thereto, however, may extend beyond such date and the provisions of the Plan shall continue to apply thereto.

     10. Amendments. The Board may from time to time alter, amend, suspend or discontinue the Plan; provided that no amendment which requires stockholder approval in order for the exemptions available under Rule l6b-3 or Section 162(m) of the Code to be applicable to the Plan shall be effective unless the same shall be approved by the stockholders of the Company entitled to vote thereon.

     The Plan, each option under the Plan and the grant and exercise thereof, and the obligation of the Company to sell and issue shares under the Plan shall be subject to all applicable laws, rules, regulations and governmental, stock exchange and stockholder approvals, and the Committee may make such amendment or modification thereto as it shall deem necessary to comply with any such laws, rules and regulations or to obtain any such approvals.

     11. Severability. If any provision of the Plan, any term or condition of any option or Shares Option Agreement or form executed or to be executed thereunder or any application thereof to any person or circumstance is invalid or would result in an Incentive option failing to meet the requirements of
Section 422 of the Code, such provision, term, condition or application shall to that extent be void (or, in the sole discretion of the Committee, such provision, term or condition may be amended so as to avoid such invalidity or failure), and shall not affect other provisions, terms or conditions or applications thereof, and to this extent such provision, term or condition is severable.

     12. Governing Law. The Plan shall be applied and construed in accordance with and governed by the laws of the State of Delaware without regard to the conflict of laws principles thereof and applicable Federal law.

                                                                       EXHIBIT B

                           THE SPORTS AUTHORITY, INC.
                              PERFORMANCE UNIT PLAN

     1. Purposes

     The purposes of The Sports Authority, Inc. Performance Unit Plan (the "Plan") are (i) to focus management's attention on creating sustained growth in earnings per share; (ii) to promote teamwork and cooperation by aligning management's economic interest toward accomplishing the same goal; (iii) to facilitate the recruitment, retention and motivation of key employees; and (iv) to provide management with total compensation opportunities that are competitive with the market in which the Company competes for business or talent.

     2. Definitions

     The following terms, as used herein, shall have the following meanings:

          "Account" means a bookkeeping account on the Company's books established pursuant to Section 6. The Account shall initially reflect the number of Units and the Target Unit Value of the Units granted to a Participant pursuant to Section 5.

          "Actual Unit Value" means, as of the end of each Performance Period, the value, expressed in dollars, of each Unit issued under the Plan. The Committee shall determine Actual Unit Value by multiplying Target Unit Value by the percentage assigned to the level of the Company's actual financial performance, based on the Goal and based on associated percentages assigned to the various levels of performance of the Goal at the beginning of the Performance Period.

          "Beneficiary" means the person(s) designated in writing by a Participant to receive any benefits payable under this Plan subsequent to the Participant's death. In the event a Participant has not filed a Beneficiary designation with the Company, or no Beneficiary survives the Participant, the Beneficiary shall be the Participant's estate. "Board" means the Board of Directors of the Company.

          "Cause," as a grounds for termination of a Participant's employment by the Company, means (i) conduct which is a material violation by the Participant of Company policy (as in effect on the date the Participant's employment is terminated, if it is terminated before a Change in Control, and as in effect immediately before the Change in Control, if employment is terminated within two years after a Change in Control), or which is fraudulent or unlawful or which materially interferes with the Participant's ability to perform his or her duties, (ii) misconduct which damages or injures the Company or substantially damages the Company's reputation, or (iii) gross negligence in the performance of, or willful failure to perform, the Participant's duties and responsibilities.

          "Change in Control" means the first to occur of the following:

          (i) the "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities representing more than 20% of the combined voting power of the Company is acquired by any "person," as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), or (ii) the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation, or (iii) during any period of three consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period).

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and related Treasury regulations.

          "Committee" means the Compensation Committee of the Board.

          "Company" means The Sports Authority, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

          "Disability" means a physical or mental injury or condition that qualifies an Employee for benefits under the Company's long-term disability plan.

          "Employee" means any individual employed by the Company or one of its Subsidiaries on a regular, full-time basis (determined in accordance with the personnel policies and practices of the Company); provided, however, that "Employee" shall not include any individual with whom the Company has entered into an independent contractor agreement, no matter how characterized by a court, the Internal Revenue Service or other administrative agency. In the event that an individual's status changes to that of an "Employee," the individual shall be considered an "Employee" for the purposes of this Plan only from the actual date of recharacterization and not retroactively.

          "Goal" means the financial criterion, expressed in growth in earnings per share, which the Committee has set for the Company that will be used to determine the Actual Unit Value of the Participant's Units at the end of the Performance Period for which the Units were granted.

          "Grant Agreement" means a written document issued to a Participant that shall specify the grant of Units to the Participant, the applicable Goal set by the Committee and such other terms and conditions to which such grant is subject.

          "Participant" means an Employee who is designated by the Committee as eligible to participate in the Plan under Section 4 and receives a grant of Units. In the event of the incompetency of a Participant, the term shall mean his or her personal representative or guardian.

          "Performance Period" means the number of Plan Years over which the Goal will be measured for purposes of determining the Actual Unit Value of the Units granted to a Participant. The length of a Performance Period shall be three Plan Years unless specified otherwise by the Committee.

          "Plan" means the Sports Authority, Inc. Performance Unit Plan, as the same is set forth herein and as it may be amended from time to time.

          "Plan Year" means the Company's fiscal year, beginning with the 1999 fiscal year.

          "Retirement" or "Retires" means the retirement of an Employee on or after age 65, if the Employee then has ten or more years of full-time service with the Company or a Subsidiary.

          "Separates from Employment" or a "Separation from Employment" means the Employee's termination of employment from the Company for any reason other than Retirement, death or Disability. A "Separation from Employment" shall be deemed to have occurred on the last day of the Employee's service to the Company and shall be determined without reference to any compensation continuation arrangement or severance benefit arrangement that may be applicable.

          "Subsidiary" means any subsidiary of the Company which is designated by the Board or the Committee to have any one or more of its employees participate in the Plan.

          "Target Unit Value" means $1.00, for each Unit.

          "Unit" means a unit of interest under the Plan the value of which depends upon the financial performance of the Company in comparison to the Goal specified for the applicable Performance Period.

     3. Goals

     (a) If the Committee determines to make a grant of Units for a Performance Period, no later than 90 days after the commencement of such Performance Period the Committee shall determine (i) the Goal for such Performance Period, and (ii) the associated levels of achievement of the Goal that will determine the Actual Unit Value of the Units awarded for such Performance Period, provided that in no event shall such Actual Unit Value exceed $2.00. Once the Goal has been so specified for a Performance Period it shall not thereafter be changed unless the Committee determines, in good faith, that the Company's circumstances have so changed due to an unusual set of events that the Goal must be changed appropriately to reflect such new circumstances. In any event, no such change shall be made to the extent that such change would cause the Company's Federal income tax deduction for compensation paid under the Plan to be reduced by reason of Section 162(m) of the Code.

     (b) The Committee shall use the Company's year end financial statements in determining the extent to which the Goal was achieved during the relevant Performance Period. The Committee shall certify in writing whether and the extent to which the Goal for each Performance Period has been met within 120 days following the end of such Performance Period.

     4. Participation

     For each Performance Period, the Committee shall determine, within the limitations of the Plan, each Employee who shall become a Participant, the number of Units to be granted to each Participant and such other terms and conditions relating to the Units if not otherwise specified herein. In determining whether an Employee may become a Participant under the Plan, the Committee shall take into consideration the Employee's present and potential contribution to the success of the Company and such other factors as the Committee may deem proper and relevant, but in any event the Employee must be employed in a position that has a direct impact on improving the Company's long-term earnings per share performance.

     5. Grants

     (a) For each Performance Period, the Committee shall determine whether to grant any Units and, if Units are granted, the Committee shall notify those Participants who are to receive grants, which shall be evidenced by a Grant Agreement between the Company and the Participant. The number of Units to be granted to a Participant shall be determined by the Committee based on the Participant's role and responsibilities and competitive levels of long-term compensation. Units shall be granted as of the first day of the first Plan Year in the Performance Period, unless the Committee determines to grant Units at some other time during the Performance Period; provided, however, that Units shall be granted and communicated to Participants no later than 90 days after the commencement of the Performance Period. The initial value of each Unit granted to a Participant shall be the Target Unit Value. No fractional Units shall be granted.

     (b) Notwithstanding anything herein to the contrary, no Participant may receive a grant of more than 1,000,000 Units during, nor a payment in excess of $2,000,000 for, any Performance Period.

     6. Interests of a Participant

     The Company shall create the Accounts on its books to reflect the number of Units credited to each Participant for a Performance Period and the Target Unit Value of each such Unit. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. Nothing contained in this Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company, the Committee or the Board and any Participant or any other person. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

     7. Vesting

     (a) Except as provided in this Section 7 and Section 9, each Participant's right to the Units awarded for any Performance Period shall vest on the last day of that Performance Period (the "Vesting Date"), if the Participant has not Separated from Employment prior to the Vesting Date. Notwithstanding the foregoing, if a Participant Retires, incurs a Disability or dies after the first Plan Year in any Performance Period, the Participant's right to Units with respect to that Performance Period shall vest on the date of such event on a percentage basis, based on the number of months elapsed between the beginning of the Performance Period and the date of such event. If a Participant Separates from Employment involuntarily but not for Cause after the first Plan Year in any Performance Period, the Committee may provide in its discretion that such Participant's right to some or all of the Units awarded for an unexpired Performance Period shall vest on a percentage basis, based on the number of months elapsed between the beginning of the Performance Period and the date of such event.

     (b) If a Participant Separates from Employment (other than for the reasons specifically described above) prior to being fully vested in any Units credited to the Participant's Account, all unvested Units shall be immediately forfeited.

     (c) Vested Units shall be redeemed only to the extent provided in Section 8 or Section 9.

     8. Redemption and Payment for Units

     (a) Except as provided in Section 9, the Company shall redeem a Participant's vested Units, as determined under Section 7, in accordance with the provisions of this Section 8. The amount to be paid to the Participant shall equal the Actual Unit Value of his or her Units. Except as provided in Section 9, the Actual Unit Value shall be determined by multiplying (i) the Target Unit Value of the Units being redeemed by (ii) the applicable percentages specified based on the achievement of the Goal set for the Performance Period for which such Units were awarded, as determined by the Committee.

     (b) After the end of each Performance Period and the Committee's certification pursuant to Section 3(b), the Committee shall determine the Actual Unit Value of the Units granted to each Participant for that Performance Period, except as provided in Section 9. As soon as practicable following the Committee's determination, payment shall be made to each Participant in cash equal to the current Actual Unit Value so determined for each vested Unit being redeemed. Notwithstanding the foregoing, the Committee may permit a Participant to defer the receipt of some or all of the payment due under this Section and have any such sum credited to a deferred compensation plan maintained by the Company; in which case the Committee shall provide the timing and the election period for making the election to each Participant permitted to elect such a deferral.

     (c) In the event a Participant incurs a Disability, dies or Retires, the Company shall redeem from the Participant (or the Participant's Beneficiary or personal representative, in the event of death), for unexpired Performance Periods, the Units that the Committee specifies are vested, as provided in
Section 7(a), at the end of the Performance Period immediately after the Actual Unit Value has been determined and make the required payment, in cash, as soon as practicable thereafter.

     9. Change in Control

     Notwithstanding any other provision of the Plan to the contrary, (i) if a Change in Control shall occur following a Performance Period as to which the Committee has certified that the Goal has been met and has determined the Actual Unit Value of each Participant's Units, such Units shall be redeemed immediately by payment in cash, (ii) if a Change in Control shall occur following a Performance Period as to which the Committee has not yet certified whether the Goal has been met and determined the Actual Unit Value of each Participant's Units, the Committee shall immediately certify whether the Goal has been met and shall immediately determine the Actual Unit Value of each Participant's Units, and such Units shall be redeemed immediately by payment in cash, and (iii) if a Change in Control shall occur during one or more Performance Periods as to which Goals have been set and Units have been granted, each such Performance Period shall be deemed to have been completed, the Actual Unit Value shall be deemed to equal the Target Unit Value, and a pro rata portion of the Units previously granted to each Participant for each such partial Performance Period (based on the number of full and partial months which have elapsed with respect to each such Performance Period) shall be redeemed immediately by payment in cash to each Participant to whom Units for each such Performance Period were granted.

     10. Administration

     (a) The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions and limitations contained in the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to construe and interpret the Plan and any grant; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations, including factual determinations, deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

     (b) The Committee shall consist of two or more persons each of whom may be an "outside director" within the meaning of Section 162(m) of the Code. The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by unanimous written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

     (c) No member of the Board or the Committee or agent thereof shall be liable for any action taken or determination made in good faith with respect to the Plan.

     11. Amendment and Termination of the Plan.

     The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan to continue to comply with Section 162(m) of the Code shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Additionally, the Committee may make such amendments as it deems necessary to comply with other applicable laws, rules and regulations. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, with respect to any Units theretofore granted under the Plan.

     12. Term and Effective Date

     (a) The Plan shall become effective on January 25, 1999, subject to approval by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote at the 1999 annual meeting of shareholders of the Company. If shareholder approval is not so obtained, the Plan shall automatically terminate and all Units shall be canceled.

     (b) No Performance Period under the Plan shall begin later than the first day of the Company's 2003 fiscal year.

     13. General Provisions

     (a) Nontransferability of Units. No Units issued under this Plan shall be transferred, assigned, pledged or encumbered by any Participant, and a Unit may be redeemed during the lifetime of a Participant only from such Participant.

     (b) Compliance with Legal Requirements. The Plan and the granting of Bonuses, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

     (c) No Right To Continued Employment. Nothing in the Plan or in any grant made hereunder shall confer upon any Participant the right to continue in the employ of the Company or any of its Subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

     (d) Withholding Taxes. The Company or Subsidiary employing any Participant shall deduct from all payments and distributions under the Plan any taxes required to be withheld by federal, state or local governments.

     (e) Governing Law The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

     (f)  Interpretation.  The Plan is  designed  and  intended  to comply  with
Section 162(m) of the Code, to the extent applicable, and all provisions hereof shall be construed in a manner to so comply.

     (g) Other Benefits.Payments under the Plan shall not be taken into account as compensation in determining or calculating other benefits under any other plan or program of the Company which bases a benefit on compensation.

     (h) Notices. Any notice hereunder to be given to the Company, the Committee or the Board shall be in writing and shall be delivered in person to the Company's Vice President -- Human Resources, or shall be sent by registered mail, return receipt requested, to the Company's Vice President -- Human Resources at the Company's executive offices, and any notice hereunder to be given to a Participant shall be in writing and shall be delivered in person to such Participant, or shall be sent by registered mail, return receipt requested, to the Participant at his or her last address as shown in the employment records of the Company. Any notice duly mailed in accordance with the preceding sentence shall be deemed given on the date postmarked.

     (i) Payments in Certain Cases. If the Company shall find that any person to whom any payment is payable under this Plan is unable to care for such person's affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Company to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Company may determine. Any such payment shall be a complete discharge of the liabilities of the Company under this Plan.

     (j) Plan Binding. This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and each Participant and each Participant's heirs, executors, administrators and legal representatives.

------------------------------FOLD AND DETACH HERE------------------------------

                           THE SPORTS AUTHORITY, INC.


                                      PROXY
                       1999 ANNUAL MEETING OF STOCKHOLDERS
           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints MARTIN E. HANAKA and FRANK W. BUBB and each of them, the true and lawful attorneys, agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares of Common Stock the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders of THE SPORTS AUTHORITY, INC. to be held on May 27, 1999 at 9:00 A.M. at the Company's corporate headquarters located at 3383 North State Road 7, Fort Lauderdale, Florida 33319, and at any and all adjournments thereof, on the following matters:

1. The election of Nicholas A. Buoniconti, Cynthia R. Cohen and Steve Dougherty as Class II Directors to serve until the Annual Meeting of Stockholders in 2002 or until their successors are duly elected and qualified and the election of Charles H. Moore to serve as a Class I Director until the Annual Meeting of Stockholders in 2001 or until his successor is duly elected and qualified; except vote withheld from the following nominee(s):

     |_| FOR                      |_| WITHHOLD VOTE

2.   Approval of the amendment and restatement of the 1994 Stock Option Plan;

     |_|  FOR                     |_|  AGAINST                   |_|  ABSTAIN

3.   Approval of the Performance Unit Plan;

     |_|  FOR                     |_|  AGAINST                   |_|  ABSTAIN

4. Ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the 1999 fiscal year; and

     |_|  FOR                     |_|  AGAINST                   |_|  ABSTAIN

                               (see reverse side)
                              FOLD AND DETACH HERE
                            DO NOT PRINT IN THIS AREA

               SHAREHOLDER RECORD DATA (continued from other side)


5. In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment or postponements thereof.

     |_|  I PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS.

--------------------------------------------------------------------------------
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4.
--------------------------------------------------------------------------------

                            DO NOT PRINT IN THIS AREA

(Shareholder Name & Address Data)                      Dated: ____________, 1999


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Please sign exactly as your name appears hereon. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be signed in full corporate or partnership name by a duly authorized officer or partner as applicable.